Exhibit 10.37

INVESTMENT AGREEMENT

dated as of November 7, 2012,

among

Pulse Electronics Corporation,

Technitrol Delaware, Inc.,

Pulse Electronics (Singapore) Pte. Ltd.,

Oaktree Opportunities Fund VIIIb Delaware, L.P.,

Oaktree Value Opportunities Fund Holdings, L.P., and

OCM PE Holdings, L.P.

Section 4.06.	Warrant	24
Section 4.07.	Opinions of Counsel	24
Section 4.08.	Legal Prohibition	24
Section 4.09.	NYSE Related Matters	24

i

INDEX OF DEFINED TERMS

Term	Section
Affiliate	8.07(a)
Agreement	Preamble
Amendment	Recitals
Articles of Incorporation	2.01(c(ii)
BCL	2.01(i)
Board	2.01(c)(i)
Business Day	8.07(b)
Capital Stock	8.07(c)
Claim	8.07(d)
Closing	1.03(c)
Closing Date	1.03(a)
Commitments	8.07(e)
Common Stock	Recitals
Company	Preamble
Company By-Laws 2.	2.01(c(ii)
Contract	2.01(e)
control	8.07(a)
controlled	8.07(a)
controlling	8.07(a)
Conversion Rights	3.03
Convertible Notes	Recitals
Credit Agreement	8.07(f)
Domestic Subsidiary	8.09(a)
Exchange Act	4.04(k)
Exchange Offer	Recitals
Exchanged Convertible Notes	1.02
Final Determination	8.09(b)
Foreign Subsidiary	8.09(c)
Pro Forma Fully Diluted Basis	8.07(g)
GAAP	8.07(h)
Governmental Entity	2.01(e)
Indebtedness	8.07(i)
Indenture	3.03
Investor Director	3.07(a)
Investors	Preamble
Investor Indemnified Person	6.01
Judgment	2.01(e)
Law	2.01(e)
Loans	8.07(j)
Loan Parties	8.07(j)
Losses	7.01
NYSE	2.01(c(ii)
NYSE Letter	2.01(c(iii)

Term	Section
Option	8.07(k)
Other Noteholders	Recitals
Parent Statement With Respect to Shares	Recitals
Parent Preferred Stock	Recitals
Parent Preferred Issuance Date	3.02(a)(ii)
Parity Stock	8.07(l)
Permitted Transactions	8.07(m)
Person	8.07(n)
Proxy Date	3.02(a(i)
Proxy Statement	3.02(a)(i)
Registration Rights Agreement	3.09
Representative	8.07(o)
Restructuring Transactions	8.07(p)
Sale Notice	3.11(a)
Sale of the Business	8.07(q)
SEC	3.02(a(i)
Securities Act	2.01(f)
Senior Stock	8.07(r)
Singapore Borrower	Preamble
Special Meeting	3.02(a)(i)
Subsidiary	8.07(s)
Subsidiary Amount	8.09(d)
Takeover Statutes	8.07(t)
Taxes	8.09(e)
Tax Return	8.09(f)
Technitrol	Recitals
Termination Date	7.01(d)
Termination Fee	8.03(f(i)
Top-Up Option	3.11(a)
Top-Up Option Shares	3.11(a)
Top-Up Rightholder	3.11(b)
Top-Up Rightholder Option Period	3.11(b)
Top-Up Sale Pro Rata Portion	8.07(u)
Transaction Shares	3.06(a)
Voting and Support Agreement	2.01(j)
Warrant	Recitals
Warrant Shares	Recitals

EXHIBIT A	FORM OF WARRANT
EXHIBIT B	FORM OF AMENDMENT TO ARTICLES OF INCORPORATION
EXHIBIT C	[RESERVED]
EXHIBIT D	VOTING AND SUPPORT AGREEMENT
EXHIBIT E	REGISTRATION RIGHTS AGREEMENT
EXHIBIT F	OPINIONS OF COUNSEL

INVESTMENT AGREEMENT dated as of November 7, 2012 (this “Agreement”), between Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), Technitrol Delaware, Inc. (“Technitrol”), a Delaware corporation, the investors identified on the signature pages hereto (the “Investors”), and solely for purposes of Sections 2.02, 4.05 and 8.09, Pulse Electronics (Singapore) Pte. Ltd. (“Singapore Borrower”).

WHEREAS, for the consideration stated herein and subject to the terms hereof, the Investors desire (a) to make Term A Loans to the Borrowers (as each such term is defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement, and (b) to surrender an aggregate of $27,685,000 principal amount of the Company’s 7.0% Convertible Senior Notes (the “Convertible Notes”) on the terms and conditions set forth in the Credit Agreement in exchange for notes in respect of the Term B Loans (as defined in the Credit Agreement);

WHEREAS, in exchange for the Term A Loans, the Term B Loans and the exchange of the Convertible Notes described herein, the Company and Technitrol desire (a) to issue to the Investors notes in respect of the Term A Loans and Term B Loans, (b) to issue to the Investors a warrant in the form set forth on Exhibit A (the “Warrant”) to purchase from Technitrol, a wholly owned Subsidiary of the Company, an aggregate of 248 shares of common stock, par value $0.01 per share, of Technitrol (the “Warrant Shares”), which Warrant shall automatically terminate upon the issuance of the Parent Preferred Stock as described below, (c) to issue to the Investors an aggregate of 36,729,182 shares of the Company’s common stock, par value $0.125 per share (the “Common Stock”) and, (d) upon the satisfaction of certain conditions set forth herein, to issue to the Investors 1,000 shares of Parent Preferred Stock, which shares of Parent Preferred Stock shall be, assuming 100% participation by the Other Noteholders in the Exchange Offer as described below, convertible into an aggregate of 107,542,754 shares of the Company’s Common Stock in accordance with the terms of the Parent Preferred Stock;

WHEREAS the Company desires to submit to its shareholders for approval the amendment in the form set forth on Exhibit B hereto (the “Amendment”) to the Articles of Incorporation, which Amendment shall, among other things, increase the authorized number of shares of Common Stock to 275,000,000 and create a new class of series A preferred stock, without par value (the “Parent Preferred Stock”), which Parent Preferred Stock shall have the powers, voting, preferences, limitations and special rights and the qualifications and restrictions as specified in the Statement With Respect to Shares (the “Parent Statement With Respect to Shares”) with respect to the Parent Preferred Stock included in the Amendment;

WHEREAS the Investors do not desire to exercise the Warrant prior to a special meeting of shareholders of the Company to approve the Amendment, following which approval, if obtained,  the Company desires to issue and deliver to the Investors 1,000 shares of Parent Preferred Stock following the termination of the Warrant; and

WHEREAS the Company desires to give the holders of the Convertible Notes other than the Investors (the “Other Noteholders”) the option to exchange their Convertible Notes for Term B Loans and Common Stock (the “Exchange Offer”), to be conducted by the Company.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Closing

Section 1.01.     Purchase of Term A Notes and Warrant for Term A Loans. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, at the Closing, (a) the Company shall cause to be delivered notes in respect of the Term A Loans, to the extent required under the terms of the Credit Agreement, and (b) Technitrol shall issue and deliver, or the Company shall cause Technitrol to issue and deliver, the Warrant, all in exchange for Term A Loans.  Following the Closing, assuming the termination of the Warrant upon issuance and delivery of 1,000 shares of Parent Preferred Stock to the Investors in accordance with Section 3.02(a)(ii), such shares of Parent Preferred Stock, taken together with the shares of Common Stock to be issued and delivered to the Investors in accordance with Section 1.02, shall equal, assuming conversion of the Parent Preferred Stock, 64.3795% of the Company’s Common Stock on a Pro Forma Fully Diluted Basis.  For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the Parent Preferred Stock issued to the Investors shall be convertible into shares of Common Stock at a ratio which results in the issuance of a number of shares of Common Stock equal to 100,843,236 and that, when added to the shares of Common Stock actually issued at the Closing to the Investors pursuant to Section 1.02, would result in the issuance of 144,271,936 shares of Common Stock to the Investors.

Section 1.02.     Purchase of Term B Notes and Common Stock for Term B Loans and Convertible Notes. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, at the Closing, the Company shall (a) cause to be delivered notes in respect of the Term B Loans, to the extent required under the terms of the Credit Agreement, and (b) issue and deliver to the Investors 36,729,182 shares of Common Stock in the aggregate, divided amongst the Investors as shall be notified to the Company by the Investors prior to the Closing, in exchange for the surrender of an aggregate of $27,685,000 principal amount of the Convertible Notes (the “Exchanged Convertible Notes”) held by the Investors.  It is understood and agreed that (x) the shares of Common Stock to be issued and delivered to the Investors in accordance with this Section 1.02, when taken together with the shares of Common Stock beneficially owned by the Investors (as the term “beneficial ownership” is defined in the Indenture) as of the time immediately prior to the Closing (but, for the avoidance of doubt, disregarding shares of Common Stock issuable to the Investors upon conversion of the Convertible Notes held by the Investors), shall equal 49.0% of the Company’s outstanding Common Stock immediately following the Closing and (y) the number of shares of Common Stock of the Company (rounded to the nearest whole share) ultimately issuable to the Investors pursuant to this Section 1.02 upon conversion of the Parent Preferred Stock shall equal the product of (i) a fraction, the numerator of which is the principal amount of the Exchanged Convertible Notes and the denominator of which is the principal amount of all Convertible Notes outstanding immediately prior to the Closing and (ii) 35.0% of the outstanding shares of Common Stock of the Company on a Pro Forma Fully Diluted Basis assuming 100% participation by the Other Noteholders in the Exchange Offer, subject to a pro rata reduction of 35.0% of the outstanding shares of Common Stock of the Company if there is less than 100% such participation.  For illustrative purposes only, assuming 100% participation by the Other Noteholders in the Exchange Offer, the foregoing product would result in an additional 6,669,517 shares of Common Stock, or 43,428,700 such shares in the aggregate, being issuable to the Investors in accordance with this Section 1.02.

Section 1.03.     Closing and Post-Closing Deliveries

(a)           Subject to the conditions set forth in Articles IV and V to the closing of the transactions contemplated by this Agreement (the “Closing”) being satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date), the Closing will occur on November 19, 2012 (the “Closing Date”) at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019; provided that if the conditions set forth in Articles IV and V to the Closing are not then satisfied or waived, the Closing shall occur at the offices of Paul, Weiss, Rifkind, Wharton and Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 on the second Business Day after the date that all of the conditions set forth in Articles VI and V to the Closing shall have been satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions on the Closing Date) by the party entitled to waive the same, or at such other time, place and date that the Investors and the Company may agree in writing.

(b)           At the Closing, subject to the terms and conditions set forth herein and in the Credit Agreement, (i) the Company shall issue and deliver to each Investor the shares of Common Stock issuable to such Investor pursuant to Section 1.02 in electronic form via book entry transfer (free delivery) to the account(s) maintained by such Investor’s broker at the Depository Trust Company as set forth in a written notice by such Investor to the Company, (ii) Technitrol shall deliver, or the Company shall cause Technitrol to deliver, to the Investors the Warrant, and (iii) the Company shall pay or cause to be paid the costs, fees and expenses of the Investors contemplated by Section 10.04 of the Credit Agreement.  Immediately following receipt by the Investors of sufficient evidence of the foregoing, the Investors shall cause the Lenders to make the Term Loans (as defined in the Credit Agreement) to the Borrowers on the terms and conditions set forth in the Credit Agreement, and, no later than ten (10) Business Days following the Closing, the Investors shall deliver to the Company $27,685,000 principal amount of the Convertible Notes held by the Investors.

(c)           Following the consummation of the Exchange Offer, assuming the termination of the Warrant upon issuance and delivery of 1,000 shares of Parent Preferred Stock to the Investors in accordance with Section 3.02(a)(ii), then at any time prior to the automatic conversion of the Parent Preferred Stock in accordance with its terms, if and to the extent conversion of the Parent Preferred Stock would not cause a Change in Control (as defined in the Indenture), at the election of the Investors, the Company shall issue to the Investors in the manner set forth in Section 1.03(b)(i) (or, as applicable, their controlled Affiliates that then own shares of Parent Preferred Stock), pro rata in accordance with their Common Stock ownership interest, a number of shares of Common Stock equal to the excess of (x) the number of shares of Common Stock equal to 49.0% of the shares of Common Stock then outstanding after giving effect to the issuance under this Section 1.03(c) over (y) the number of shares of Common Stock then held by the Investors and their controlled Affiliates, or such lesser number as the Investors may elect.  Concurrently with any issuance under this Section 1.03(c), the conversion ratio of the Parent Preferred Stock shall be adjusted so that such Parent Preferred Stock, together with the number of shares of Common Stock issued and delivered to the Investors in accordance with Sections 1.01, 1.02 and this Section 1.03(c), shall upon conversion equal 64.3795% of the Company’s Common Stock on a Pro Forma Fully Diluted Basis; provided, in no event shall the aggregate issuances pursuant to this Section 1.03(c), when taken together with all other shares of Common Stock previously issued to the Investors pursuant to Section 1.02, exceed the number of shares of Common Stock to which the Investors would otherwise be entitled as determined in accordance with Sections 1.01 and 1.02.

ARTICLE II

Representations and Warranties

Section 2.01.     Representations and Warranties of the Company. The Company and Technitrol represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date (and, (I) in the case of (w) Section 2.01(a), (x) the last sentence of Section 2.01(b), (y) the first two sentences of Section 2.01(d)(iii) and (z) Section 2.01(g) with respect to the Parent Preferred Shares, the Company represents and warrants as of the Parent Preferred Issuance Date, and (II) in the case of the last sentence of Section 2.01(d)(iii), the Company represents and warrants as of the date the Parent Preferred Stock is converted in accordance with its terms), to the Investors as follows:

(a)           Credit Agreement Representations.  The representations and warranties of the Borrowers set forth under Article V of the Credit Agreement (the “Credit Agreement Representations”) are incorporated by reference herein and are deemed to be made by the Company and Technitrol to the Investors pursuant to this Agreement.

(b)           Capitalization.  Schedule 2.01(b) sets forth a true and complete list of the authorized, issued and outstanding Capital Stock of the Company and Technitrol as of the date hereof and presents the Company’s Pro Forma Fully Diluted Basis immediately following the Closing assuming 100% participation by the Other Noteholders in the Exchange Offer.  Schedule 2.01(b) sets forth a true and complete list as of the date hereof of all outstanding Options, including, with respect to each Option, the number of underlying shares of Common Stock, the date of grant and the exercise price of such Option.  Except as set forth on Schedule 2.01(b), there are no outstanding Options with an exercise price below $1.00.  There are no options or other rights to purchase or otherwise acquire shares of Capital Stock of Technitrol.  The issued and outstanding Capital Stock of the Company and Technitrol are duly authorized, validly issued, fully paid and non-assessable (to the extent that such concepts are applicable) and free of any preemptive rights in respect thereto.  Except as set forth on Schedule 2.01(b), there is no other Capital Stock of the Company or Technitrol authorized, issued, reserved for issuance or outstanding.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Capital Stock of the Company or Technitrol.  Neither the Company nor Technitrol has any authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or are convertible into, exchangeable for or evidencing the right to subscribe for or acquire securities having the right to vote) with the shareholders of the Company or Technitrol on any matter.  There are no Contracts to which the Company or any of its Subsidiaries is a party or by which any of them are bound to (x) repurchase, redeem or otherwise acquire any Capital Stock of the Company or Technitrol or (y) vote or dispose of any Capital Stock of the Company or Technitrol. Except as set forth in this Agreement following the Parent Preferred Issuance Date, no Person has any right of first offer, right of first refusal or preemptive right in connection with any future offer, sale or issuance of Capital Stock of the Company or Technitrol.

(c)           Authorization; Enforceability.

(i)           Each of the Company and Technitrol have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and Technitrol and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by the Company and Technitrol have been duly authorized and approved by all necessary corporate action on the part of the Company and Technitrol. Prior to the date hereof, the Board of Directors of the Company (the “Board”) and the Board of Directors of Technitrol have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby and, (x) in the case of the Board of Directors of Technitrol, authorizing the execution and delivery of the Warrant and (y) in the case of the Board, adopting the Amendment for approval by the shareholders of the Company at the Special Meeting as contemplated by Section 3.02(a). This Agreement has been duly executed and delivered by the Company and Technitrol and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of the Company and Technitrol, enforceable against each of the Company and Technitrol in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

(ii)           No vote of the shareholders of the Company or Technitrol is required under applicable Law, under the amended and restated articles of incorporation of the Company, as currently in effect (the “Articles of Incorporation”), the amended and restated by-laws of the Company, as currently in effect (the “Company By-laws”) or the equivalent organizational documents of Technitrol, or under any Contract between either of the Company or Technitrol and any shareholder of the Company or Technitrol to authorize the issuance of the Common Stock issuable at the Closing and the Warrant in accordance with this Agreement.  The affirmative vote of at least a majority of the votes cast by the holders of outstanding Common Stock entitled to vote thereon is the only vote of holders of securities of the Company that is necessary to approve and adopt the Amendment at the Special Meeting to be called in accordance with Section 3.02(a), and the Investors shall have the right to vote the shares of Common Stock to be issued to the Investors at the Closing to approve and adopt the Amendment at such Special Meeting.

(iii)           The NYSE has issued a letter dated November 7, 2012 (the “NYSE Letter”) confirming that no vote of the shareholders of the Company is required under applicable rules of the NYSE to authorize the issuance of the Common Stock or Parent Preferred Stock in accordance with this Agreement.

(d)           Authorization of Common Stock, Warrant and Parent Preferred Stock.

 (i) As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the shares of Common Stock to be issued and delivered to the Investors at the Closing (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Articles of Incorporation and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

 (ii) As of the Closing Date, and upon the completion of the actions to be taken at the Closing, the Warrant (A) will be duly authorized by all necessary corporate action on the part of Technitrol, (B) will be validly issued, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth therein and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

(iii) As of the Parent Preferred Issuance Date, the Parent Preferred Stock (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Parent Statement With Respect to Shares and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).  The Board is authorized to adopt the resolutions setting forth the Amendment, and, as of the Parent Preferred Issuance Date, the Board will be duly authorized to adopt the Parent Statement With Respect to Shares under the Articles of Incorporation and the Company will have taken all necessary action to cause the effectiveness of the Parent Statement With Respect to Shares under applicable Laws.  Upon conversion of the Parent Preferred Stock in accordance with its terms, the shares of Common Stock to be issued and delivered to the holders of the Parent Preferred Stock (A) will be duly authorized by all necessary corporate action on the part of the Company, (B) will be validly issued, fully paid and nonassessable, (C) will not be subject to preemptive rights or restrictions on transfer (other than under applicable state and federal securities laws), (D) will have the terms and conditions and entitle the holders thereof to the rights set forth in this Agreement, the Articles of Incorporation and the Company By-laws and (E) will be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than those created under this Agreement).

(e)           No Conflict.  The execution and delivery by the Company and Technitrol of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries under any provision of (A) the Articles of Incorporation or the Company By-laws, (B) the organizational documents of Technitrol or (C) (1) any loan or credit agreement, license, contract, lease, sublease, indenture, note, debenture, bond, mortgage or deed of trust or other agreement, arrangement or understanding (a “Contract”) to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of the Company and its Subsidiaries, taken as a whole, or (2) any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, rule or regulation (“Law”) of any governmental or regulatory (including any stock exchange) authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any Governmental Entity (“Judgment”), in each case, applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such matter that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or Technitrol to consummate the transactions contemplated by this Agreement.

(f)           Consents.  Other than in connection or in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules of the NYSE (pursuant to which the NYSE Letter giving all necessary NYSE approval for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement has been obtained) under which approval has been obtained) and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Entity is necessary for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement.

(g)           Private Offering.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any shares of Common Stock, Parent Preferred Stock or common stock of Technitrol or solicited any offers to buy any shares of Common Stock, Parent Preferred Stock or common stock of Technitrol, under circumstances that would require registration under the Securities Act of the shares of Common Stock, Parent Preferred Stock, the Warrant or (assuming exercise of the Warrant) the Warrant Shares to be issued to the Investors in connection with the transactions contemplated by this Agreement.  None of the Company, its Subsidiaries, their Affiliates and their Representatives have, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause this offering of Common Stock, Parent Preferred Stock or the Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and their Representatives will take any action or steps referred to in the two preceding sentences that would require registration under the Securities Act of any shares of Common Stock, Parent Preferred Stock, the Warrant or (assuming exercise of the Warrant) the Warrant Shares to be issued to the Investors in connection with the transactions contemplated by this Agreement.  Assuming the accuracy of the representations made by the Investors in Section 2.02, the sale and delivery of the Common Stock, Parent Preferred Stock and the Warrant hereunder are exempt from the (i) registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(h)           Brokers and Finders.  Except as set forth on Schedule 2.01(h), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

(i)           Anti-takeover Statutes.  The Company has taken any and all necessary action to render the provisions of Subchapter E, Subchapter G and Subchapter H of Chapter 25 of Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), inapplicable to the Company and its affiliates and to this Agreement and the transactions contemplated hereby. Section 7 of Article VIII of the Company’s By-laws was duly adopted by the Board prior to March 23, 1984 and Section 8 of Article VIII of the Company’s By-laws was duly adopted by the Board during the period beginning on April 27, 1990 and ending on July 26, 1990, and in each case, such sections of the By-laws have not been amended or rescinded since their adoption.  The Company has taken all action necessary to render Subchapter F of Chapter 25 and Section 2538 of the BCL inapplicable to the transactions contemplated hereby.  No other Takeover Statutes, including the restrictions on business combinations contained in Section 203 of the General Corporation Law of the State of Delaware, apply to this Agreement or any of the other transactions contemplated by this Agreement.

(j)           Voting and Support Agreement.  The Company and the shareholders signatory thereto have duly executed and delivered that certain Voting and Support Agreement, dated the date hereof, in the form attached hereto as Exhibit D (the “Voting and Support Agreement”), which Voting and Support Agreement constitutes a legal, valid and binding obligation of the Company and, to the knowledge of the Company, the shareholders signatory thereto, enforceable against the Company, and, to the knowledge of the Company, the shareholders signatory thereto, in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

Section 2.02.       Representations and Warranties of Singapore Borrower.  Singapore Borrower and the Company represent and warrant, jointly and severally, as of the date hereof and as of the Closing Date, to the Investors as follows:

(a)           Authorization; Enforceability.  Singapore Borrower has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by Singapore Borrower and the consummation of the transactions contemplated by, and compliance with the provisions of, this Agreement by Singapore Borrower has been duly authorized and approved by all necessary corporate action on the part of Singapore Borrower. Prior to the date hereof, the Board of Directors or equivalent governing body of Singapore Borrower has duly adopted resolutions approving this Agreement and the transactions contemplated hereby.  This Agreement has been duly executed and delivered by Singapore Borrower and, assuming the due authorization, execution and delivery by the Investors, constitutes a legal, valid and binding obligation of each of Singapore Borrower, enforceable against Singapore Borrower in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles, whether considered in a proceeding at law or in equity.

(b)           No Conflict.  The execution and delivery by Singapore Borrower of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of Singapore Borrower under any provision of (A) the organizational documents of Singapore Borrower or (B) (1) any Contract to which Singapore Borrower or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound and that is material to the business of Singapore Borrower, taken as a whole, or (2) any Law that is material to Singapore Borrower, taken as a whole, or any Judgment, in each case, applicable to Singapore Borrower or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of such clause (C) above, any such matter that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Singapore Borrower to consummate the transactions contemplated by this Agreement.

(c)           Consents.  Other than in connection or in compliance with the provisions of the U.S. Securities Act of 1933, as amended (the “Securities Act”), the rules of the NYSE (pursuant to which the NYSE Letter giving all necessary NYSE approval for the consummation by the Company and Technitrol of the transactions contemplated by this Agreement has been obtained), compliance with such procedures described in Section 4.01(t) of the Credit Agreement (which shall have occurred prior to the Closing), and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of, any Governmental Entity is necessary for the consummation by Singapore Borrower of the transactions contemplated by this Agreement.

Section 2.03.         Representations and Warranties of the Investors.  Each Investor hereby represents and warrants, jointly and severally, as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization and Authority.  Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted.

(b)           Authorization; Enforceability.  Such Investor has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement by such Investor and the consummation of the transactions contemplated by and compliance with the provisions of, this Agreement, by such Investor have been duly authorized by all necessary action on the part of such Investor (and, as of the date of this Agreement, the determinations giving effect to such actions have not been rescinded, modified or withdrawn in any way).  This Agreement has been duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           No Conflict.  The execution and delivery by such Investor of this Agreement do not, and the transaction contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of such Investor under, the organizational documents of such Investor, any provision of any Contract to which such Investor or any of its Subsidiaries is a party or by which any of its properties or assets are bound and that is material to the business of such Investor and its Subsidiaries, taken as a whole, or any Law that is material to such Investor and its Subsidiaries, taken as a whole, or Judgment, in each case, applicable to such Investor or any of its Subsidiaries or any of its properties or assets, other than any such conflicts, violations, breaches, defaults, rights, losses or liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated by this Agreement.

(d)           Consents.  Other than in connection or in compliance with the provisions of the Securities Act, the rules of the NYSE and the securities or blue sky laws of the various states or any applicable antitrust, merger or competition law, no notice to, registration, declaration or filing with, review by, or authorization, consent, order, waiver, authorization or approval of any Governmental Entity is necessary for the consummation by such Investor of the transactions contemplated by this Agreement.

(e)           Purchase for Investment.  Such Investor acknowledges that the Common Stock, the Parent Preferred Stock, the Warrant and (assuming exercise of the Warrant) the Warrant Shares to be acquired by it pursuant to this Agreement have not been registered under the Securities Act or under any state securities laws.  Such Investor (i) is acquiring such Common Stock, Parent Preferred Stock and the Warrant pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of such Common Stock, Parent Preferred Stock or the Warrant to any Person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of such Common Stock, the Parent Preferred Stock or the Warrant, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in such Common Stock, Parent Preferred Stock and the Warrant and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in such Common Stock, Parent Preferred Stock and Warrant, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

(f)           Brokers and Finders.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Investor or its Affiliates that is entitled to any fee or commission from the Company or any of its Subsidiaries.

ARTICLE III

Covenants

Section 3.01.       [Reserved].

Section 3.02.       Filings.

(a)           (i)  Proxy Statement; Special Meeting. As promptly as practicable following the Closing Date, and in any event within ten (10) Business Days of the Closing Date, the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a  preliminary form of proxy statement relating to a special meeting (the “Special Meeting”) of shareholders of the Company (as so amended and together with any other amendments thereof or supplements thereto, the “Proxy Statement”) at which shareholders shall be asked to approve the Amendment.  Notwithstanding the foregoing, the Company shall provide the Investors with a reasonable opportunity to review and comment on such Proxy Statement, and such Proxy Statement shall be in a form reasonably acceptable to the Investors prior to its filing with the SEC. The Company will use reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company’s shareholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Proxy Statement (or that the Proxy Statement is otherwise not to be reviewed by the SEC or no notice of review is received within 10 days of filing the preliminary Proxy Statement, and in either event such mailing shall occur as soon as practicable following the 10th day following the date of filing of the preliminary Proxy Statement).  Except with respect to the Information with respect to the Investors to be provided to the Company expressly for inclusion in the Proxy Statement as provided for below, the Company will cause the information included in the Proxy Statement, at the time of the mailing or filing with the SEC of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Investor shall provide to the Company all information concerning such Investor as may be reasonably requested by the Company in connection with the preparation of the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto; provided that the Company shall give the Investor a reasonable opportunity to review revised drafts of the Proxy Statement and related filings and draft responses to the SEC and its staff related to the resolution of such comments and shall consider in good faith comments proposed by the Investors for incorporation in such drafts, correspondence and filings; provided, further, to the extent the disclosure in such revised drafts of the Proxy Statement and related filings or such responses to the SEC and its staff relate to the Investors, the Company shall include in such drafts, correspondence and filings all comments reasonably proposed by the Investors. Each Investor will use reasonable best efforts to cause the information supplied by it expressly for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Special Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty shall be made by such Investor with respect to any information included or incorporated by reference in the Proxy Statement, other than the information supplied by such Investor expressly for inclusion or incorporation by reference in the Proxy Statement. The Company shall mail to the holders of Common Stock determined as of the record date established for the Special Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).

(ii)           The Company shall duly call, convene and hold the Special Meeting as promptly as reasonably practicable after the Proxy Date (and in any event within fifteen (15) days thereof). The Company shall be permitted to postpone or adjourn the Special Meeting, if such postponement is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure (x) which the SEC or its staff (or the NYSE or its staff) has instructed the Company is necessary under Law or stock exchange rules or (y) in consultation with the Investors, as required under Law or stock exchange rules for any supplemental or amended disclosure to be disseminated and reviewed by the holders of Common Stock prior to the Special Meeting.  Immediately following the adoption by the shareholders of the Company of the Amendment at the Special Meeting (the “Parent Preferred Issuance Date”), the Company shall issue and deliver to the Investors 1,000 shares of Parent Preferred Stock in the aggregate, divided amongst the Investors as shall be notified by the Investors to the Company at least two Business Days prior to the Special Meeting, and shall issue and deliver to each Investor a certificate representing such shares of Parent Preferred Stock.  Notwithstanding the foregoing, all obligations of the Company to issue Parent Preferred Stock to the Investor shall terminate, and the Company shall not be required to issue such Parent Preferred Stock, immediately before the date on which the Exercise Period (as defined in the Warrant) of the Warrant begins.  Upon the issuance and delivery to the Investors of such certificates, the Warrant shall be automatically terminated and of no further force or effect.  In the event the shareholders of the Company do not adopt the Amendment at the Special Meeting, the Company shall, until such time as the Warrant becomes exercisable in accordance with its terms, have the obligation, promptly following the request of the Investors, to call future special meetings of shareholders of the Company, at any which special meeting the Company shall ask, and the Board shall recommend, that the shareholders of the Company adopt the Amendment.  The Company shall take all necessary actions in connection with the calling and holding of any such special meetings, including  with respect to the preparation, filing and mailing of proxy materials in accordance with the Exchange Act, with respect to which the Investors shall have the rights of approval and review set forth in this Section 3.02(a).

(b)           Exchange Offer.  As promptly as practicable following the Restructuring Closing Date (as defined in the Credit Agreement), but not later than June 30, 2013 (or such later date as approved by the Administrative Agent (as defined in the Credit Agreement) in its sole discretion), to the extent required by applicable Law (such determination to be made in good faith consultation with the Investors), the Company shall prepare and file with the SEC the Exchange Documents (as defined in the Credit Agreement). The Exchange Offer shall be on terms mutually agreed between the Company and the Investors and the Company shall cause the Exchange Offer to comply with applicable Law.  The Company will use reasonable best efforts to cause the Exchange Documents to be mailed to the Other Noteholders as promptly as reasonably practicable after confirmation from the SEC that it has no further comments on the Exchange Documents (or that the Exchange Documents are otherwise not to be reviewed by the SEC), or, if no filing of the Exchange Documents with the SEC is required by applicable Law, no later than the date set forth in the first sentence of this Section 3.02(b).  The Company will cause the information included in the Exchange Documents, at the time of the mailing or filing with the SEC of the Exchange Documents or any amendments or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly (A) notify the Investors upon the receipt of any comments or requests for information of the SEC and its staff and (B) provide the Investors with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, to the extent such correspondence relates to the Exchange Documents.  Prior to responding to any such comments or requests or the filing or mailing of the Exchange Documents, the Company (x) shall provide the Investors with a reasonable opportunity to review and comment on any drafts of the Exchange Documents and related correspondence and filings and (y) shall include in such drafts, correspondence and filings all comments reasonably proposed by the Investors.

Section 3.03.      Section 16.  The Company acknowledges and agrees that, with respect to the transactions contemplated by Section 1.02, the Company and the Investors ascribed no value to, and the Company gave no consideration for, the right to convert the Exchanged Convertible Notes into Common Stock (the “Conversion Rights”) under Article 10 of the Indenture (the “Indenture”), dated as of December 22, 2009 between the Company, as Issuer, and Wells Fargo Bank, National Association, as Trustee, governing the Convertible Notes, at the then effective Conversion Rate (as defined in the Indenture).  The Company represents and agrees that, in ascribing no value to the Conversion Rights and in giving no consideration therefor, the Company and the Board each acted in an informed capacity, with full knowledge of all material facts pertaining to the Conversion Rights, including the Conversion Rate (as defined in the Indenture) and the trading price and other trading characteristics of the equity securities of the Company at such time, and acted in the best interests of the Company.  Assuming the Investors have not sold and do not sell any shares of Capital Stock within six months before or after the date hereof or the date of issuance of any additional shares of Capital Stock, the Company agrees that all other transactions contemplated by this Agreement, including the exercise of the Warrant, the issuance of the Parent Preferred Stock and the conversion of the Parent Preferred Stock into Common Stock in accordance with its terms should not result in any liability to the Investors under Section 16(b) of the Exchange Act. The Company agrees to take no position or make any Claim inconsistent with the acknowledgements, representations and agreements set forth in the preceding three sentences and shall take all actions reasonably requested by the Investor to support such acknowledgements, representations and agreements.

Section 3.04.       Public Announcements.  No party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other parties hereto; provided, however, that nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such disclosure is required by Law or Judgment, upon advice of counsel, in which case the party making such determination will, if practicable under the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance or publication; provided, further, that the foregoing shall not restrict, consistent with applicable Law, communications between the Investors and the investors or potential investors of the Investors or their Affiliates in the ordinary course of business consistent with past practice.

Section 3.05.      Voting and Support Agreement.  The Company will enforce the terms of such Voting and Support Agreement and will not amend, modify, supplement or terminate the Voting and Support Agreement without the prior written consent of the Investors.

Section 3.06.       Negative Covenants.

(a)            For so long as the Investors, together with their Affiliates, beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) at least 50%, in the aggregate, of the shares of Common Stock issued and delivered to the Investors at the Closing and issued to the Investors upon conversion of the Parent Preferred Stock (collectively, the “Transaction Shares”), the Company shall not take, or agree to take, directly or indirectly through any of its Subsidiaries or otherwise, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, subdivision or split of the Capital Stock of the Company or otherwise) without (in addition to any other vote or consent required by the Articles of Incorporation or by applicable law) the prior written consent of the Investors:

(A)           (x) amend or alter any provision of the Parent Statement With Respect to Shares or any other instrument establishing or designating the Parent Preferred Stock, or (y) adopt, amend, alter or repeal, as applicable, the Articles of Incorporation or By-laws, any resolution of the Board or any other instrument establishing and designating common or preferred shares of the Company or any other class or series of shares or Capital Stock of the Company whether now existing or hereafter created and determining the relative rights, privileges and preferences thereof, if, in the case of clause (y), such action would have an adverse effect on the rights, privileges or preferences of the Parent Preferred Stock;

(B)           other than pursuant to the Amendment following its adoption by shareholders of the Company, increase the authorized number of shares of Common Stock (including indirectly by effecting a reverse stock split or similar action without a proportionate reduction in the number of authorized shares of Common Stock) or issue any shares of Capital Stock of the Company, including any Parent Preferred Stock (other than: (i) the issuance of authorized Common Stock; (ii) the issuance of Parent Preferred Stock to the Investors as contemplated by this Agreement, (iii) Common Stock issued pursuant to any present or future employee, director or consultant benefit or incentive compensation plan, agreement or program of or assumed by the Company or any of its Subsidiaries, or (iv) the issuance of shares of Capital Stock of the Company in connection with a subdivision or split (excluding a reverse stock split without a proportionate reduction in the number of authorized shares of Common Stock) of the Capital Stock of the Company), after the date hereof; or

(C)           authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, other than Common Stock;

(D)           create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness of the Company or any of its Subsidiaries on a consolidated basis having an aggregate principal amount of more than $5 million; except for (x) the incurrence of any Indebtedness existing on the date hereof or contemplated by the Restructuring Transactions or that is otherwise permitted under the Credit Agreement, or (y) the refinancing of Indebtedness under the Credit Agreement (1) in a principal amount not to exceed the aggregate amount of all Loans and Commitments then outstanding under the Credit Agreement (at the time of such refinancing) and (2) on terms no less favorable to the Company and/or any of its Subsidiaries with respect to interest expense on such refinanced Indebtedness than are then in effect under the Credit Agreement (at the time of such refinancing);

(E)           create any pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature upon any of the material assets of the Company or any of its Subsidiaries;

(F)           sell, assign, transfer, convey or otherwise dispose of material assets (including material equity of any Subsidiary) or permit any Subsidiary to do any of the foregoing;

(G)           engage in any (1) transaction or a series of related transactions that result in a Sale of the Business, or (2) any merger, consolidation, reclassification, recapitalization or similar transaction of the Company or any of its Subsidiaries;

(H)           (x) acquire any business or Person, by merger, consolidation or other purchase of substantial assets of any Person or equity interests of any Person, in a single transaction or a series of related transactions, other than assets with a fair market value as determined in good faith by the Board of less than $5 million or (y) invest in any Person (other than the Company or any Subsidiary of the Company in which the Company, directly or indirectly, owns at least 80% of each class of equity securities), in each case, to the extent such investments are in the form of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, equity interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, other than investments with a fair market value as determined in good faith by the Board of less than $5 million;

(I)             increase the number of directors of the Board beyond seven (7) directors;

(J)             make any offer to the Other Noteholders in respect of the acquisition or exchange of their Convertible Notes except as contemplated by the terms of the Exchange Offer or the payout of such Convertible Notes in accordance with the Indenture; or

(K)           engage in any transaction, contract or agreement between or for the benefit of the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, other than any Permitted Transaction.

(b)           Notwithstanding anything to the contrary and without limiting the foregoing provisions of this Section 3.06, prior to the exercise of the Warrant (notwithstanding whether the Exercise Period (as defined in the Warrant) has commenced) and, following the exercise of the Warrant, for so long as the Investors hold any Warrant Shares, the Company shall not, without the prior written consent of the Investors, permit Technitrol to (a) increase the authorized number of shares of the common stock of Technitrol or other capital stock of the Technitrol, (b) subdivide the outstanding common stock of Technitrol into a larger number of shares, or (c) authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any shares of common stock of Technitrol or other capital stock of common stock of Technitrol other than pursuant to the exercise of the Warrant.  In addition, prior to the exercise of the Warrant and, following the exercise of the Warrant, for so long as the Investors hold any Warrant Shares, the Company shall not transfer in any manner, including without limitation by direct or indirect sale, exchange, gift, assignment, grant of an option or other transfer or disposition, all or any portion of the Company’s common stock of Technitrol.  This Section 3.06(b) shall terminate automatically upon termination of the Warrant in accordance with its terms.

Section 3.07.      Directors.

(a)           Prior to the exercise of their rights pursuant to Section 3.07(c),  the Company shall, at the request of the Investors at any time prior to any annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, take all action necessary to cause designees of the Investors (the Investor Directors”) to be appointed to the Board (in the following numbers):

(i)           up to three Investor Directors, for so long as the Investors, together with their Affiliates, beneficially own (for purposes of this Section 3.07, as determined pursuant to Rule 13d-3 under the Exchange Act) at least 50% of the Transaction Shares;

(ii)          up to two Investor Directors, for so long as the Investors, together with their Affiliates, beneficially own less than 50% and greater than 25% of the Transaction Shares; or

(iii)         up to one Investor Director, for so long as the Investors, together with their Affiliates, beneficially own less than 25% and greater than 5% of the Transaction Shares;

it being understood that if any non-Investor Director declines to resign from the Board so as to allow for the appointment of an Investor Director in accordance with this Section 3.07(a), the Company will, (I) subject to Section 3.06(a)(I), at the election of the Investor, increase the number of directors of the Board to give effect to the rights of the Investors set forth in this Section 3.07(a), and, (II) at the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, decrease the number of directors of the Board to seven (7) directors and include on the Company’s slate of director nominees such number of individuals proposed by the Investors as may be permitted under Section 3.07(c).

(b)           Upon his or her appointment and election pursuant to Section 3.07(a), each Investor Director shall serve until the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected following such Investor Director’s appointment, unless such Investor Director is earlier removed in accordance with the By-laws, resigns or is otherwise unable to serve.  In the event any Investor Director is removed, resigns or is unable to serve as a member of the Board prior to the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected following such Investor Director’s appointment, the Company shall take all action necessary to cause the designees of the Investor to fill such vacancy.

(c)           In connection with every annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected, for so long as the Investors, together with their Affiliates, beneficially own (x) at least 50% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees up to three individuals proposed by the Investors, (y) less than 50% and greater than 25% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees up to two individuals proposed by the Investors, and (z) less than 25% and greater than 5% of the Transaction Shares as of the applicable record date, the Investors shall have the right to require the Company to nominate for election to the Board as part of the Company’s slate of director nominees one individual proposed by the Investors, and, in each case, the Company shall recommend to its shareholders in favor of the election of such individuals.  Such individuals, if elected, shall be deemed to be Investor Directors and each such individual shall serve until the next annual meeting of the shareholders of the Company or special meeting of the shareholders of the Company at which directors are to be elected  and until his or her successor is elected and qualifies in accordance with this Section 3.07 and the By-laws, unless such Investor Director is earlier removed in accordance with the By-laws, resigns or is otherwise unable to serve.  In the event any Investor Director is removed, resigns or is unable to serve as a member of the Board, the Investors shall have the right to fill such vacancy.  The obligations of the Company under this Section 3.07(c) are conditioned upon the Investors timely providing to the Company such information about the individuals proposed by the Investors as may be reasonably required by the Company to comply with the Company’s obligations under the Exchange Act with respect to the solicitation of proxies or consents for an annual or special meeting of shareholders, together with the consent of each such individual to serve as a director of the Company, if elected.

Section 3.08.      NYSE Letter.  As soon as practicable and in any event no later than two days following the date hereof, the Company shall mail to all of its shareholders a letter satisfying the requirements of Rule 312.05 of the NYSE’s Listed Company Manual.

Section 3.09.      Registration Rights Agreement.  Prior to the Closing, the Company and the Investors shall execute and deliver that certain registration rights agreement in the form set forth on Exhibit E (the “Registration Rights Agreement”).  The Company and Technitrol agree that if the Warrant is exercised they shall enter into a registration rights agreement on similar terms as the Registration Rights Agreement with such modifications as may be necessary to give effect to the intent and purpose of the terms of the Registration Rights Agreement.

Section 3.10.      Tax Reporting and Cooperation.  The Company and the Investors shall cooperate in good faith with respect to tax reporting and the filing of Tax Returns with respect to transactions contemplated pursuant to this Agreement, the Credit Agreement, and related transaction documents, including with respect to (i) the determination of the issue price and amount of original issue discount (if any), in each case, for U.S. federal income tax purposes of the Term A Loan and the Term B Loan, (ii) the allocation of purchase price or basis to the Common Stock,  the Warrant, Parent Preferred Shares, and the Warrant Shares, as applicable, (iii) the treatment of the repayment of the existing loans under the Credit Agreement (before such agreement is amended as contemplated herein), (iv) the treatment of the exchange of Convertible Notes, (v) the treatment of the exercise or termination of the Warrant, and (vi) the treatment of the conversion of the Parent Preferred Stock. The Company shall deliver (or cause to be delivered) any Tax Return that includes tax reporting for the foregoing transactions (or the relevant portions of such Tax Returns) to the Investors, for review at least thirty (30) days prior to the date on which such Tax Return is required to be filed.  If Investors dispute any item on such Tax Return, Investors shall notify the Company of such disputed item (or items) and the basis for its objection.  The parties shall act in good faith to resolve any such dispute prior to the date on which the relevant Tax Return is required to be filed.  If the parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to Company and Investors.   The fees and expenses of such accounting firm shall be borne equally by the Company and the Investors. The Company shall cause its Affiliates to comply with the obligations pursuant to this Section 3.10.

Section 3.11.       Top-Up Option.

(a)            Without limiting Section 3.06(a), and subject to the limitations set forth in Section 3.11(e), following the Closing, until November 19, 2017, the Company grants to the Investors an irrevocable option (the “Top-Up Option”) to purchase from the Company, following the consummation of any sale by the Company of any Capital Stock of the Company (other than: (i) pursuant to any present or future employee, director or consultant benefit or incentive compensation plan or program of or assumed by the Company or any of its Subsidiaries, (ii) in connection with any merger, consolidation, business combination or any similar extraordinary transaction, or (iii) for the avoidance of doubt, the issuance of shares of Capital Stock in connection with a subdivision or split of the Capital Stock), the number of shares of Common Stock (or, at any time prior to the conversion of the Parent Preferred Stock in accordance with its terms, if the exercise of such Top-Up Option would result in the Investors beneficially owning (as the term “beneficial ownership” is defined in the Indenture) greater than 49.0% of the Common Stock outstanding as of the time immediately following such exercise, such number of shares of Common Stock which, together with the other shares of Common Stock then beneficially owned by the Investors, as would equal 49.0% of the Common Stock outstanding as of the time immediately following such exercise, together with such number of shares of Parent Preferred Stock as shall be agreed between the Investors and the Company) equal to the difference between the number of shares of Capital Stock then held by the Investors and 64.3795% of the Common Stock of the Company on a fully diluted basis (the aggregate amount of such securities offered to all Investors, the “Top-Up Option Shares”).  For the avoidance of doubt, the Investors may, at their election, exercise the Top-Up Option exclusive of or in combination with the exercise of their rights under Section 1.03(c).  The Company agrees to take all actions necessary to give effect to the Top-Up Option, including filing applicable proxy materials with the SEC and calling and holding shareholder meetings, as applicable, to approve the issuance to the Investors of the Top-Up Option Shares, and, to the extent not prohibited by applicable Law, further agrees that the Investors will have the right to vote the shares of Common Stock held by them as of the record date for any such meeting at such meeting in favor of the issuance of the Top-Up Option Shares to the Investors.  For the avoidance of doubt, without the prior written consent of the Investors, the Company shall not consummate any transaction that would give rise to the Top-Up Option unless, following the consummation of such transaction, the Company would have such number of authorized and unissued shares of Common Stock and, if necessary, Parent Preferred Stock, equal to or greater than the Top-Up Option Shares.  Notwithstanding the foregoing, the Company may elect not to extend the Top-Up Option under this Section 3.11 to any Investor that is not an “accredited investor” within the meaning of Regulation D under the Securities Act or whose participation in the offering or sale of Top-Up Option Shares would, in and of itself, in the reasonable good faith judgment of the Company or its counsel, require registration or qualification under any U.S. federal, state or non-U.S. securities law (assuming any such registration and/or qualification would not be required but for such Investor’s participation) and, if it does so, the Investor so excluded shall not be entitled to the rights provided under this Section 3.11; provided, that in such case, any other Investor not so excluded shall be entitled to exercise the rights of the Investor so excluded, with such rights to be reallocated among the Investors as determined by those of them holding a majority of the shares of Common Stock beneficially owned by all of them. Promptly following the consummation of the sale giving rise to the Top-Up Option, the Company shall give or cause to be given to the Investors a written notice (the “Sale Notice”), which Sale Notice shall disclose in reasonable detail the aggregate amount of securities issued in connection with such sale and the other material terms and conditions of such issuance, including the sale price (which shall be the sale price for each security subject to the Top-Up Option) of the securities sold in the offering giving rise to the Top-Up Option.

(b)           Subject to applicable law, each Investor (a “Top-Up Rightholder”) shall have the right for a period of fifteen (15) Business Days after the Top-Up Rightholder shall have received the Sale Notice (the “Top-Up Rightholder Option Period”) to purchase its Top-Up Sale Pro Rata Portion of the Top-Up Option Shares.  If any Top-Up Rightholder does not fully subscribe for the number of Top-Up Option Shares it is entitled to purchase, then each other participating Top-Up Rightholder shall be allocated that percentage of the remaining Top-Up Option Shares not so subscribed for (up to the maximum number of Top-Up Option Shares that such Top-Up Rightholder is willing to purchase as set forth in the notice provided pursuant to Section 3.11(c)) determined by dividing (x) the number of shares of Common Stock held by such Top-Up Rightholder at such time by (y) the number of shares of Common Stock held by all of the Top-Up Rightholders who elected to purchase such remaining Top-Up Option Shares.  The procedure described in the preceding sentence shall be repeated until there are no remaining Top-Up Option Shares to be allocated, notwithstanding any expiration of the Top-Up Rightholder Option Period prior to the completion of such procedure.

(c)           The right of each Top-Up Rightholder to purchase Top-Up Option Shares under this Section 3.11 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Top-Up Rightholder Option Period, to the Company.  Each such notice shall state (x) the number of shares of Common Stock held by such Top-Up Rightholder and (y) the maximum number of shares of Proposed Sale Shares that such Top-Up Rightholder is willing to purchase pursuant to this Section 3.11.  The failure of a Top-Up Rightholder to respond within the Top-Up Rightholder Option Period to the Company shall be deemed to be a waiver of such Top-Up Rightholder’s rights under this Section 3.11.  Each Top-Up Rightholder may waive its rights under this Section 3.11 prior to the expiration of the Top-Up Rightholder Option Period by giving written notice to the Company.

(d)           Subject to Section 3.11(e), if the Top-Up Rightholders have agreed to purchase all or a portion of the Top-Up Option Shares set forth in the Sale Notice, the closing of such purchase shall occur on the fifteenth (15th) Business Day following the date the most recent notice regarding such election to purchase was delivered to the Company (or on such other date as agreed by the Company and the Top-Up Rightholders acquiring a majority of the Top-Up Option Shares being purchased by all Top-Up Rightholders).  At such closing, if the Top-Up Option Shares will be represented by certificates, the Company shall deliver certificates representing the purchased Top-Up Option Shares, which will, upon issuance by the Company, be duly and validly authorized, issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof.  At the closing, each Top-Up Rightholder shall deliver payment in full in immediately available funds for the Top-Up Option Shares purchased by it.

(e)           Notwithstanding the foregoing, the sale of Top-Up Option Shares to any Investor may be delayed or conditioned as reasonably necessary to obtain any required clearance, consent or approval of any governmental authority, including the passage or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any comparable applicable non-U.S. competition or antitrust law, rule or regulation, it being understood that, with respect to any such required clearance, consent or approval, the Company shall reasonably cooperate with the Investors. The exercise by any Investor of its purchase rights under this Section 3.11 shall be subject to receipt of any required shareholder approval, to the extent required therefor, including pursuant to the law of the Commonwealth of Pennsylvania.

Section 3.12.       Indenture.  As soon as practicable following the date on which all of the Convertible Notes have been acquired, directly or indirectly, by the Company or funds or securities necessary to satisfy and discharge the obligations of the Company under the Indenture have been deposited or delivered with the Trustee (as defined in the Indenture), the Company shall take all action necessary to cause its obligations under the Indenture to be satisfied and discharged and cease to be of further effect in accordance with Article 8 of the Indenture.

Section 3.13.       Exclusivity. During the period commencing on the date of this Agreement through November 30, 2012, the Company shall comply with its obligations set forth in that certain letter agreement dated November 6, 2012 between the Company and Oaktree Capital Management, L.P.

ARTICLE IV

Conditions Precedent to Obligations of the Investors

The obligations of the Investors to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Investors in writing) of the following conditions as of the Closing Date:

Section 4.01.       Representations and Warranties.  (a) The representations and warranties of the Company, Technitrol and Singapore Borrower set forth in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that contain a materiality qualification, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, true and correct in all respects, with respect to representations and warranties that contain a materiality qualification) as of such earlier date.

Section 4.02.       Covenants and Agreements.  The Company and Technitrol shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by each of them prior to or on the Closing Date.

Section 4.03.       Credit Agreement.  The conditions precedent of the obligations of the Lenders set forth in Article IV of the Credit Agreement shall have been satisfied.

Section 4.04.       NYSE Notice.  The NYSE Letter as in effect as of the date of this Agreement shall continue to be in full force and effect without amendment.

Section 4.05.       Officer’s Certificate.  (a) The Company shall have delivered to the Investors a certificate, signed by an executive officer of the Company and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 and 4.02 with respect to the Company, and Section 4.04, (b) Technitrol shall have delivered to the Investors a certificate, signed by an executive officer of Technitrol and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 and 4.02 with respect to Technitrol, and (c) Singapore Borrower shall have delivered to the Investors a certificate, signed by an executive officer of Singapore Borrower and dated as of the Closing Date, certifying as to the matters set forth in Sections 4.01 with respect to Singapore Borrower.

Section 4.06.       Warrant.  The Warrant shall have been executed and delivered to the Investors by Technitrol.

Section 4.07.       Opinions of Counsel.  The Company shall have delivered opinions of counsel of the Company to the Investors in the form attached hereto as Exhibit F.

Section 4.08.       Legal Prohibition.  No law shall be in effect and no order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the transactions contemplated by this Agreement or declares unlawful the transactions contemplated by this Agreement or would cause any of the transactions contemplated by this Agreement to be rescinded.

Section 4.09.       NYSE Related Matters.  The Company shall have an average global market capitalization over a consecutive 30 trading-day period (ending on the trading day immediately prior to the Closing) for purposes of Rule 802.01B of the NYSE’s Listed Company Manual of greater than $20,000,000, and the Investors shall have received such other confirmation from the NYSE, acceptable to the Investors in their sole discretion, that, based on the Company’s application for the financial viability exception to the NYSE stockholder approval policy submitted to the NYSE on November 6, 2012 and provided to the Investors, the NYSE does not intend, within six months of the Closing Date, to initiate any delisting procedures in respect of the Common Stock.

ARTICLE V

Conditions Precedent to Obligations of the Company

The obligations of the Company and Technitrol to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company in writing) of the following conditions as of the Closing Date:

Section 5.01.       Representations and Warranties.  The representations and warranties of the Investors set forth in this Agreement shall be true and correct in all material respects (except with respect to representations and warranties that contain a materiality qualification, which shall be true and correct in all respects) as of the date hereof and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, true and correct in all respects, with respect to representations and warranties that contain a materiality qualification) as of such earlier date.

Section 5.02.       Covenants and Agreements.  The Investors shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

Section 5.03.      Officer’s Certificate.  The Investors shall have delivered to the Company a certificate, signed by an executive officer of the Investors and dated as of the Closing Date, certifying as to the matters set forth in Sections 5.01 and 5.02.

Section 5.04.       Legal Prohibition.  No law shall be in effect and no order shall have been entered, in each case that restrains, enjoins or prohibits the performance of all or any part of this Agreement or the consummation of all or any part of the transactions contemplated by this Agreement or declares unlawful the transactions contemplated by this Agreement or would cause any of the transactions contemplated by this Agreement to be rescinded.

ARTICLE VI

Indemnification

Section 6.01.       Indemnification by the Company.  Notwithstanding any termination of this Agreement, the Company and Technitrol shall, jointly and severally, indemnify and hold harmless (including the advancement of expenses (subject to customary reimbursement agreements), including expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals, incurred prior to any assumption of the defense of such Claim by the Company) the Investors and their Affiliates and each of their respective officers, directors, employees, agents, partners, members, shareholders, Representatives and Affiliates, and each Person or entity, if any, that controls the Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnified Person”) against any and all losses, claims, damages, actions, liabilities, costs and expenses (including costs and expenses related to the investigation of any Claim and reasonable fees, expenses and disbursements of attorneys and other professionals) (collectively, “Losses”), arising out of, directly or indirectly resulting from, or relating to any Claim instituted, commenced or brought by any Governmental Entity, shareholder of the Company or any other Person (other than (i) a Claim by any Investor or any Affiliate of such Investor (except in the case of any action to enforce its rights under this Section 6.01) or (ii) a direct Claim by the Company and its Subsidiaries (for the avoidance of doubt, a derivative Claim brought by or on behalf of the Company or its Subsidiaries is not such a direct Claim)) based on, resulting from, or relating to this Agreement or the transactions contemplated by this Agreement and enforcement of this Section 6.01, except that neither the Company nor Technitrol will be required to indemnify any Investor Indemnified Person for Losses resulting from its gross negligence, willful misconduct or willful and material breach of this Agreement.  It is further agreed that the Company’s and Technitrol’s indemnification obligations hereunder with respect to Claims relating to a breach by the Company of the Indenture as a result of this Agreement or the transactions contemplated hereby shall be limited to costs and expenses related to the investigation of any such Claim and reasonable fees, expenses and disbursements of attorneys and other professionals.

ARTICLE VII

Termination

Section 7.01.      Termination.  This Agreement may be terminated on or prior to the Closing Date as follows:

(a)            by the mutual written consent of the Investors and the Company;

(b)           by the Investors (if they are not in material breach of their representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 5.01 or 5.02 not to be satisfied), upon written notice to the Company, if there has been a material violation, breach or inaccuracy of any representation, warranty, covenant or agreement of the Company, Technitrol or Singapore Borrower contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Sections 4.01, 4.02 or 4.03 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Investors or cured by the Company or Technitrol, as applicable, within 10 Business Days after receipt by the Company of written notice thereof from the Investors or is not reasonably capable of being cured prior to the Termination Date;

(c)            by the Company (if the Company, Technitrol and Singapore Borrower are not in material breach of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Sections 4.01, 4.02 or 4.03 not to be satisfied), upon written notice to the Investors, if there has been a material violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Investors contained in this Agreement, which violation, breach or inaccuracy would cause any of the conditions set forth in Section 5.01 or 5.02 not to be satisfied, and such violation, breach or inaccuracy has not been waived by the Company or cured by the Investors within 10 Business Days after receipt by the Investors of written notice thereof from the Company or is not reasonably capable of being cured prior to the Termination Date;

(d)           by the Investors or the Company, upon written notice to the other, if the transactions contemplated hereby have not been consummated on or before November 30, 2012 (the “Termination Date”); provided that no party shall be entitled to terminate this Agreement pursuant to this Section 7.01(d) if such party’s willful breach of this Agreement has prevented or materially delayed the consummation of the transactions contemplated hereby;

(e)            by the Investors or the Company, upon written notice to the other, if a court of competent jurisdiction or any other Governmental Entity shall have issued a final, non-appealable Judgment preventing or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

(f)            by the Investors if the condition set forth in Section 4.04 or 4.09 is not satisfied as of any date on or after November 19, 2012 that all other conditions set forth in Sections 4.01, 4.02 and 4.03  to the Closing are satisfied or waived (other than those conditions which, by their terms, are to be satisfied or waived at the Closing, and which are, at the time of the termination of this Agreement, capable of being satisfied if the Closing were to occur at such time).

Section 7.02.      Survival After Termination.  If this Agreement is terminated in accordance with Section 7.01, this Agreement shall become void and of no further force and effect, and there shall be no liability on the part of any party to this Agreement or their respective officers, directors, employees, agents, partners, members, shareholders, Representatives and Affiliates, except that the provisions of this Section 7.02 and Article VIII (Miscellaneous) shall survive the termination of this Agreement and that nothing herein shall relieve any party from any liability for fraud or any willful material breach of the provisions of this Agreement prior to such termination.

ARTICLE VIII

Miscellaneous

Section 8.01.      Amendments, Waivers, etc.  This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

Section 8.02.      Counterparts and Facsimile.  This Agreement may be executed in two or more identical counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

Section 8.03.      Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Specific Performance; Liquidated Damages.

(a)            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(b)           SUBMISSION TO JURISDICTION.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)            WAIVER OF VENUE.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SUBSECTION (B) ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.05.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)            SPECIFIC PERFORMANCE.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

(f)            LIQUIDATED DAMAGES.

(i)           NOTWITHSTANDING SECTION 8.03(E), AT THE INVESTORS’ OPTION, IN LIEU OF A REMEDY OF SPECIFIC ENFORCEMENT, IN THE EVENT OF ANY TERMINATION BY THE INVESTORS OF THIS AGREEMENT PURSUANT TO SECTIONS 7.01(B) OR 7.01(D) (IN ANY CASE, AS A RESULT OF OR ARISING OUT OF THE WILLFUL BREACH OF THIS AGREEMENT BY THE COMPANY OR TECHNITROL) OR THIS AGREEMENT’S TERMINATION OTHERWISE AS A RESULT OF OR ARISING OUT OF THE FRAUD OR WILLFUL MATERIAL BREACH OF THIS AGREEMENT BY THE COMPANY OR TECHNITROL, THE COMPANY AND TECHNITROL SHALL BE OBLIGATED, JOINTLY AND SEVERALLY, TO PAY TO THE INVESTORS $5 MILLION IN THE AGGREGATE WITHIN (THE “TERMINATION FEE”) TWO (2) BUSINESS DAYS OF THE DATE OF SUCH TERMINATION.

(ii)           NOTWITHSTANDING SECTION 8.03(E), AT THE COMPANY’S OPTION, IN LIEU OF A REMEDY OF SPECIFIC ENFORCEMENT, IN THE EVENT OF  ANY TERMINATION BY THE COMPANY OF THIS AGREEMENT PURSUANT TO SECTIONS 7.01(C) OR 7.01(D) (IN ANY CASE, AS A RESULT OF OR ARISING OUT OF THE WILLFUL BREACH OF THIS AGREEMENT BY THE INVESTORS) OR THIS AGREEMENT’S TERMINATION OTHERWISE AS A RESULT OF OR ARISING OUT OF THE FRAUD OR WILLFUL MATERIAL BREACH OF THIS AGREEMENT BY THE INVESTORS, THE INVESTORS SHALL BE OBLIGATED, SEVERALLY AND NOT JOINTLY, TO PAY TO THE COMPANY PRO RATA IN ACCORDANCE WITH THEIR PURCHASE OBLIGATIONS HEREUNDER THE TERMINATION FEE WITHIN TWO (2) BUSINESS DAYS OF THE DATE OF SUCH TERMINATION.

(iii)           THE PARTIES ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN THIS SECTION 8.03(F) ARE AN INTEGRAL PART OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THAT WITHOUT THESE AGREEMENTS THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT, AND THAT THE DAMAGES SUFFERED BY THE PARTIES AS A RESULT OF THE EVENTS GIVING RISE TO SUCH DAMAGES AND RESULTANT TERMINATION OF THIS AGREEMENT WOULD BE DIFFICULT TO QUANTIFY AND THAT THE AMOUNTS SET OUT IN THIS SECTION 8.03(F) REPRESENT LIQUIDATED DAMAGES WHICH ARE A GENUINE PRE-ESTIMATE OF THE DAMAGES, INCLUDING OPPORTUNITY COSTS, WHICH THE COMPANY OR THE INVESTORS WILL SUFFER OR INCUR AS A RESULT OF THE EVENTS GIVING RISE TO SUCH DAMAGES AND RESULTANT TERMINATION OF THIS AGREEMENT, AND ARE NOT PENALTIES. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO RAISE AS A DEFENSE THAT ANY SUCH LIQUIDATED DAMAGES ARE EXCESSIVE, PUNITIVE OR OTHERWISE NOT ENFORCEABLE IN ANY WAY.   EACH PARTY AGREES THAT THE TERMINATION FEE SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR ANY LOSS SUFFERED BY SUCH PARTY AS A RESULT OF ANY TERMINATION OF THIS AGREEMENT DUE TO THE WILLFUL BREACH OF THIS AGREEMENT BY ANY OTHER PARTY, AND UPON PAYMENT OF SUCH AMOUNT NO PERSON SHALL HAVE ANY RIGHTS OR CLAIMS AGAINST THE PAYING PARTY OR ANY OF ITS AFFILIATES UNDER THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.04.     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 8.05.     Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a)	If to the Company or Technitrol:

Pulse Electronics Corporation
12220 World Trade Drive
San Diego, California 92128

Attention: Chief Financial Officer
Telephone: (858) 674-8100
Facsimile: (858) 674-8262

with a copy (which shall not constitute notice) to:

Victor H. Boyajian, Esq.
SNR Denton US LLP
1221 Avenue of the Americas
New York, NY 10020-1089

Telephone: (212) 768-5349
Facsimile: (212) 768-6800

(b)	If to the Investors:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071

Attention: Kenneth Liang
Facsimile: (213) 830-8522

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton and Garrison, LLP
1285 6th Avenue
New York, NY 10019

	Attention:	Kenneth M. Schneider, Esq.
	Facsimile:	(212) 492-0303

	Attention:	Lawrence G. Wee, Esq.
Facsimile: (212) 492-0052

or to such other address as any Person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.06.      Entire Agreement, etc.  This Agreement, the Loan Documents (as defined in the Credit Agreement) (including all schedules and exhibits hereto and thereto), together with the Warrant, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

Section 8.07.      Definitions

(a)            “Affiliate” means, with respect to any specified Person or entity, any other Person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or entity; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investors or any of their respective Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)            “Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

(c)           “Capital Stock” means (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in non-corporate Person (including any company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity), including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

(d)           “Claim” means any demand, action, claim, suit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding, at law or in equity), hearing, examination or investigation.

(e)           “Commitments” shall have the meaning set forth in the Credit Agreement.

(f)            “Credit Agreement” means the Credit Agreement dated as of February 28, 2008, as amended and restated as of February 19, 2009, as further amended and restated as of August 5, 2011, as further amended and restated as of March 9, 2012, and as further amended and restated as of November 7, 2012, among the Company and certain of the Company’s Subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as the Administrative Agent and the lenders party thereto.

(g)           “Pro Forma Fully Diluted Basis” means the aggregate number of shares of Common Stock deemed to be outstanding immediately following consummation of the Closing, determined on a pro forma basis, without duplication, as follows.  The sum of: (A) the aggregate number of shares of Common Stock actually outstanding; (B) the aggregate number of shares of Common Stock subject to outstanding Options (whether vested or unvested); (C) the aggregate number of shares of Common Stock underlying any outstanding warrants, including warrants issued to the Lenders party to the Third Amendment Agreement (or designated Affiliates thereof) (as such terms are defined in the Credit Agreement), (D) the aggregate number of restricted shares of Common Stock outstanding; (E) the aggregate number of shares of Common Stock into which the Parent Preferred Stock would be convertible assuming the issuance of the Parent Preferred Stock following termination of the Warrant, and assuming 100% participation by the Other Noteholders in the Exchange Offer; (F) the aggregate number of shares of Common Stock issuable to the Investors pursuant to Section 1.02 and to the Other Noteholders based on the Other Noteholders’ actual participation in the Exchange Offer; and (G) other than the Convertible Notes, the aggregate number of all other shares of Capital Stock of the Company (on an as-converted basis) outstanding.

(h)           “GAAP” shall mean U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the U.S. accounting profession, which are in effect from time to time.

(i)           “Indebtedness” shall have the meaning set forth in the Credit Agreement.

(j)           “Loans” and “Loan Parties” shall each have the meaning set forth in the Credit Agreement.

(k)           “Option” means any option to purchase shares of Common Stock issued pursuant to the Company’s 2001 Stock Option Plan, amended and restated as of November 8, 2010 and 2012 Omnibus Incentive Compensation Plan.

(l)           “Parity Stock” shall mean any class or series of Capital Stock of the Company, other than Common Stock, hereafter authorized.

(m)           “Permitted Transaction” means:

(A)           any employment agreement or director’s engagement agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and payments pursuant thereto;

(B)           transactions between or among the Company and/or any Subsidiaries of the Company in the ordinary course of business;

(C)           payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Subsidiaries;

(D)           loans or advances to employees in the ordinary course of business; or

(E)           any transaction, contract or agreement contemplated by the Restructuring Transactions.

(n)           “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(o)           “Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

(p)           “Restructuring Transactions” shall have the meaning set forth in the Credit Agreement.

(q)           “Sale of the Business” shall mean any sale, merger, reorganization, consolidation, share exchange or other business combination which, in one transaction or a series of related transactions, results in (i) the Common Stock and the Preferred Stock (on an as-converted basis, assuming, for the avoidance of doubt, 100% participation by the Other Noteholders in the Exchange Offer if any such transaction shall occur prior to the consummation of the Exchange Offer) being converted into less than a majority of the combined voting power of the voting stock of the surviving or acquiring entity or (ii) a transfer of all or substantially all of the assets of the Company and its Subsidiaries.

(r)           “Senior Stock” shall mean any class or series of Capital Stock of the Company hereafter authorized that expressly would rank senior to the Parent Preferred Stock, or would have preference or priority over the Parent Preferred Stock, as to the dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, winding up or dissolution of the affairs of the Company.

(s)           A “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

(t)           “Takeover Statutes” shall mean so-called “fair price,” “moratorium,” “control share acquisition” or other similar state anti-takeover laws.

(u)           “Top-Up Sale Pro Rata Portion” with respect to any Investor at any time shall mean a fraction, the numerator of which is the number of shares of Common Stock held by such Investor at such time, and the denominator of which is the number of all shares of Common Stock outstanding at such time.

Section 8.08.       Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.09.       Singapore Borrower Payment Obligation.  The Company represents that it and each Domestic Subsidiary (including the U.S. consolidated or affiliated group that includes the Company (or any Domestic Subsidiary)) files income Tax Returns on a calendar year basis.  If the Company, any Domestic Subsidiary, or a U.S. consolidated or affiliated Tax group that includes the Company (or any Domestic Subsidiary) is required to include any Subsidiary Amounts in its taxable income for U.S. Tax purposes and for its 2012 taxable year as a result of a Final Determination, the Singapore Borrower agrees, as an inducement for making the Term A Loans, to pay to the Investors that made such loans an amount equal to (A) the 2012 taxable year Taxes that the Company (or any Domestic Subsidiary) is required to pay with respect to or as a result of such Subsidiary Amounts being included in taxable income multiplied by (B) 64.3795%.  Notwithstanding any other provision of this Agreement to the contrary, this Section 8.09 shall survive until ninety (90) days after the expiration of the applicable statute of limitations.

For purposes of this Agreement:

(a)           “Domestic Subsidiary” means any Subsidiary of the Company that is organized under the laws of the United States or a political subdivision thereof.

(b)           “Final Determination” means a settlement, compromise, or other agreement with the relevant taxing authority, whether contained in an Internal Revenue Service Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the relevant taxing authority, an agreement contained in Internal Revenue Service Form 870-AD or other comparable form, an agreement that constitutes a “determination” under Section 1313(a)(4) of the U.S. Internal Revenue Code of 1986, as amended, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state, local or foreign tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

(c)           “Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

(d)           “Subsidiary Amount” means the aggregate amount of distributions Foreign Subsidiaries are deemed to pay to Domestic Subsidiaries or the Company, as applicable, for United States income Tax purposes with respect any actions or transactions entered into during that portion of the Domestic Subsidiaries’ or the Company’s 2012 taxable year prior to the date of this Agreement.

(e)            “Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

(f)           “Tax Return” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with (i)Taxes or (ii) pursuant to this Agreement, the Credit Agreement, and related transaction documents the transactions contemplated, including any schedule or attachment thereto or amendment thereof.

Section 8.10.      Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.11.       No Third- Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except that the provisions of Article VI shall inure to the benefit of the Persons referred to in that section.

Section 8.12.       Assignment.  Except as otherwise provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any purported assignment in violation of this Section 8.11 shall be void ab initio; provided that the Investors shall have the right to assign this Agreement to one or more of their Affiliates, provided that such assignment shall not relieve the Investors from any of their obligations under this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

PULSE ELECTRONICS CORPORATION

By:	/s/ Ralph E. Faison
	Name:	Ralph E. Faison
	Title:	President & CEO

TECHNITROL DELAWARE, INC.

By:	/s/ Drew A. Moyer
	Name:	Drew A. Moyer
	Title:	President

Solely for purposes of Sections 2.02, 4.05 and 8.09:

PULSE ELECTRONICS (SINGAPORE) PTE. LTD.

By:	/s/ Drew A. Moyer
	Name:	Drew A. Moyer
	Title:	Director

[Signature Page to Investment Agreement]

OAKTREE OPPORTUNITIES FUND
VIIIB DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Bruce A. Karsh
	Name:	Bruce A. Karsh
	Title:	Authorized Signatory

By:	/s/ Edgar Lee
	Name:	Edgar Lee
	Title:	Authorized Signatory

OAKTREE VALUE OPPORTUNITIES
FUND HOLDINGS, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Bruce A. Karsh
	Name:	Bruce A. Karsh
	Title:	President

By:	/s/ Edgar Lee
	Name:	Edgar Lee
	Title:	Senior Vice President

[Signature Page to Investment Agreement]

OCM PE HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Bruce A. Karsh
	Name:	Bruce A. Karsh
	Title:	Authorized Signatory

By:	/s/ Edgar Lee
	Name:	Edgar Lee
	Title:	Authorized Signatory

[Signature Page to Investment Agreement]

Exhibit A
Form of Warrant

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

TECHNITROL DELAWARE, INC.
COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration, Technitrol Delaware, Inc., a Delaware corporation (the “Company”), grants to OCM PE Holdings, L.P. (the “Warrantholder”), the right (the “Warrant”) to purchase from the Company, during the Exercise Period (as defined below), an aggregate of 248 of the shares of common stock, par value $0.01 per share (the “Warrant Shares”), of the Company, at the per share exercise price of $0.01 (the “Exercise Price”), all subject to the terms, conditions and adjustments herein set forth.

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Investment Agreement.

1.         Warrant.  This Warrant is issued pursuant to, and in accordance with, Section 1.03(b)(ii) of the Investment Agreement (the “Investment Agreement”), dated as of November 7, 2012, by and among the Company, Pulse Electronics Corporation, the Investors, and, solely for purposes of Sections 2.02, 4.05 and 8.09 of the Investment Agreement, Pulse Electronics (Singapore) Pte. Ltd.  This Warrant is for the Warrant Shares.

2.         Exercise of Warrant; Payment of Taxes.

2.1         Exercise of Warrant.  Subject to the terms and conditions set forth herein, this Warrant may be exercised at any time and from time to time, by the Warrantholder during the Exercise Period by:

(a)         the surrender of this Warrant to the Company, with a duly executed exercise form substantially in the form attached hereto as Exhibit A (an “Exercise Form”), and

(b)         the delivery of payment to the Company, for the account of the Company, by cash, wire transfer, certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America.

The Company agrees that the Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

The “Exercise Period” shall mean the date commencing on the earlier of (x) the date that is five business days following the Special Meeting, if the shareholders of Pulse Electronics Corporation do not adopt the Amendment, and (y) March 1, 2013 (or, in either case, such later date as shall be specified in writing by the Investors in their sole discretion, at least three business days prior to the then applicable date), and terminating on March 1, 2023.

2.2         Issuance of Warrant Shares.  Upon receipt of the Exercise Form and payment of the aggregate Exercise Price, the Company shall issue the Warrant Shares then exercised by recording the name of the Warrantholder and the number of shares of Common Stock issuable in the books and records of the Company.

2.3         Payment of Taxes.  The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant.

3.         Restrictive Legends.  Each Warrant (and each Warrant issued in substitution for any Warrant pursuant to Section 6) shall be stamped or otherwise imprinted with a legend in substantially the form set forth on the cover of this Warrant.

4.         Warrant and Shares Issuable.  The Company covenants and agrees as follows:

(a)           This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(b)           All Warrant Shares issuable upon the exercise of this Warrant shall, upon issuance, be duly authorized by all necessary corporate action and validly issued, fully paid and non-assessable, not subject to any preemptive rights or  restrictions on transfer (other than under applicable state and federal securities laws), and shall be free from all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever, other than taxes in respect of any transfer occurring contemporaneously with such issue.

(c)           The Company shall not, by amendment of its certificate of incorporation or by-laws or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder.

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(d)           During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

5.           Other Covenants of the Company.  Notwithstanding anything to the contrary, prior to the exercise of the Warrant (notwithstanding whether the Exercise Period has commenced) and, following the exercise of the Warrant, for so long as the Warrantholder holds any Common Stock, the Company shall not, without the prior written consent of the Warrantholder, (a) increase the authorized number of shares of Common Stock or other capital stock of the Company, (b) subdivide the outstanding Common Stock into a larger number of shares, or (c) authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any shares of Common Stock or other capital stock of the Company other than pursuant to the exercise of the Warrant.

6.         Loss or Destruction of Warrant.  Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

7.         Ownership of Warrant.  The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

8.         Amendments, Waivers, etc.  Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.  The failure of any party hereto to exercise any right, power or remedy provided under this Warrant or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

9.         Termination of Warrant.  This Warrant shall be terminated and of no further force and effect upon the issuance and delivery to the Investors by Pulse Electronics Corporation of 1,000 shares of Parent Preferred Stock in accordance with the Investment Agreement.

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10.         Miscellaneous.

10.1         Entire Agreement.  This Warrant and the Investment Agreement constitute the entire agreement between the Company and the Warrantholder with respect to the Warrant and supersede all prior agreements and understanding with respects to the subject matter of this Warrant.

10.2         Assignment; Binding Effect; Benefits.  This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns.  Except as otherwise provided herein, neither this Warrant nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any purported assignment in violation of this Section 10.2 shall be void ab initio; provided that the Warrantholder shall have the right to assign this Warrant to one or more of its Affiliates, provided that such assignment shall not relive the Warrantholder from any of its obligations under this Warrant.  Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

10.3         Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(i)	if to Warrantholder:

Oaktree Capital Management, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA  90071

Attention: Kenneth Liang
Facsimile: (213) 830-8522

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY  10019-6064

Attention: Kenneth M. Schneider, Esq.
Facsimile:  (212) 492-0303

Attention: Lawrence G. Wee, Esq.
Facsimile:  (212) 492-0052

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(ii)	if to the Company:

Technitrol Delaware, Inc., in c/o Pulse Electronics Corporation
12220 World Trade Drive
San Diego, California  92128

Attention: Chief Financial Officer
Telephone: (858) 674-8100
Facsimile: (858) 674-8262

with a copy (which shall not constitute notice) to:

Victor H. Boyajian, Esq.
SNR Denton US LLP
1221 Avenue of the Americas
New York, NY  10020-1089

Telephone: (212) 768-5349
Facsimile: (212) 768-6800

or to such other address as any Person shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if sent by overnight delivery service.  Any party to this Warrant may notify any other party of any changes to the address or any of the other details specified in this paragraph.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

10.4           Interpretation.  When a reference is made in this Warrant to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.  Whenever the words “include”, “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant.  The word “or” shall not be exclusive.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Except as specifically stated herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  Except as otherwise specified herein, references to a Person are also to its permitted successors and assigns. Each of the parties has participated in the drafting and negotiation of this Warrant.  If an ambiguity or question of intent or interpretation arises, this Warrant must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Warrant.

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10.5           Severability.  Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction. If any provision of this Warrant is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

10.6            GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

10.7           SUBMISSION TO JURISDICTION.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

10.8           WAIVER OF VENUE.  EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT IN ANY COURT REFERRED TO IN SECTION 10.7 ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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10.9           SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.3 ABOVE.  NOTHING IN THIS WARRANT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.10           SPECIFIC PERFORMANCE.  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS WARRANT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS WARRANT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS WARRANT IN ANY COURT OF COMPETENT JURISDICTION, IN EACH CASE WITHOUT PROOF OF DAMAGES OR OTHERWISE (AND EACH PARTY HEREBY WAIVES ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY), THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. THE PARTIES AGREE NOT TO ASSERT THAT A REMEDY OF SPECIFIC ENFORCEMENT IS UNENFORCEABLE, INVALID, CONTRARY TO LAW OR INEQUITABLE FOR ANY REASON, NOR TO ASSERT THAT A REMEDY OF MONETARY DAMAGES WOULD PROVIDE AN ADEQUATE REMEDY.

10.11           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7

10.12             No Rights or Liabilities as Stockholder.  Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a holder of the Common Stock or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or partners of the Company or otherwise.

[Remainder of this page intentionally left blank]

8

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed on its behalf.

TECHNITROL DELAWARE, INC.

By:
Name:
Title:

Dated:  November __, 2012

9

Exhibit A

EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase [________] shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of the Company in the amount of $[_________] in accordance with the terms of this Warrant.  The undersigned requests that a notation in the Company Registry for such Warrant Shares be made in the name of the undersigned and that a copy of such notation be delivered to the undersigned’s address below.

The undersigned represents that it is acquiring such shares of Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof.

Dated:  [________]

OCM PE HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

Exhibit B
Form of Amendment to Articles of Incorporation

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
PULSE ELECTRONICS CORPORATION

The Amended and Restated Articles of Incorporation of Pulse Electronics Corporation (the “Corporation”) are hereby amended and restated in their entirety to read as follows:
FIRST: The name of the Corporation is: Pulse Electronics Corporation.

SECOND: The name of the commercial registered office provider and the county of venue of the Corporation’s current registered office in the Commonwealth of Pennsylvania are:

CT Corporation System
Dauphin County, Pennsylvania

THIRD: The purposes for which the corporation is organized are as follows: To manufacture or otherwise produce, use, buy, sell and otherwise deal in goods, wares, merchandise, and other articles of commerce and personal property of every kind and nature including electrical, electronic and mechanical equipment.To acquire by purchase, lease, grant, gift, devise, bequest, exchange of securities or property, or otherwise, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business.To hold, own, improve, develop, lease, sell, mortgage, pledge and otherwise deal in, invest in and dispose of, any property, real or personal, and any interest therein, including the business, good-will, rights and assets of any person, partnership, association or corporation engaged in any lawful business

FOURTH: The term for which the Corporation is to exist is perpetual..

FIFTH: The aggregate number of shares which the Corporation shall have authority to issue is TWO HUNDRED SEVENTY-FIVE MILLION (275,000,000) shares of Common Stock and ONE THOUSAND (1,000) shares of Preferred Stock. Unless otherwise designated by the Board of Directors, all shares of Common Stock issued by the Corporation shall have a par value of $.125 per share and all shares of Preferred Stock shall be without par value.

A description of each class of shares and a statement of the voting rights, designations, preferences, privileges, qualifications, limitations, restrictions, and special or relative rights in respect of the Preferred Stock and the Common Stock and a statement of the authority vested in the Board of Directors to fix by resolution any designations, preferences, privileges, qualifications, limitations, restrictions and special or relative rights of any series of Preferred Stock, are as follows:

1.           The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of Preferred Stock into one or more other series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the voting rights, designations, preferences, limitations, and special rights (including, without limitation, qualifications, privileges, options, conversion rights, restrictions, and other rights) of such series. Each of such series may differ from every other series previously authorized, as may be determined by the Board of Directors in any or all respects, to the fullest extent now or hereafter permitted by the laws of the Commonwealth of Pennsylvania, including, but not limited to, the variations between different series in the following respects:

(a)           The number of shares to constitute the series and the distinctive designation thereof;

(b)          the annual dividend or dividend rate, if any, for such series, and the date or dates from which dividends shall commence to accrue;

(c)           the price or prices at which, and the terms and conditions on which, if any, the shares of such series may be redeemed or made redeemable;

(d)           the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

(e)           the amount or amounts, if any, payable upon shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

(f)            the voting rights, if any, of the holders of the shares of such series;

(g)           the terms and conditions, if any, upon which shares of such series may be convertible into or exchangeable for shares of capital stock of the Corporation or other securities and, if so, the conversion price or prices or the rate or rates of conversion or exchange, any adjustments thereof, and any other terms and conditions of conversion or exchange;

(h)           the relative seniority, priority or junior rank of such series as to dividends or assets with respect to any other classes or series of capital stock then or thereafter to be issued; and

(i)            such other voting rights, designations, preferences, privileges, qualifications, limitations, restrictions, and special or relative rights, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolutions, lawfully fix or determine under the laws of the Commonwealth of Pennsylvania;

such authority of the Board of Directors shall be subject to compliance with any shareholder approval required under the express terms of any series of Preferred Stock set forth in these Articles of Incorporation, as amended from time to time, or in a resolution or resolutions establishing any particular series of Preferred Stock.

2.             The holders of Common Stock shall have one vote per share.

3.            The Common Stock shall be subject to the prior rights of holders of any series of Preferred Stock outstanding, according to the preferences, if any, of such series.

4.            Shares of the Corporation  may be certificated or uncertificated, as provided under Pennsylvania law, and this Article FIFTH shall not be interpreted to limit the authority of the Board of Directors to issue any or all classes or series of shares of the Corporation, or any part thereof, without certificates. To the extent certificates for shares are issued, such certificates shall be in the form as set forth in the By-Laws of the Corporation. In the case of shares issued without certificates, the Corporation will, or will cause its transfer agent to, within a reasonable time after such issuance, send the holders of such shares a written statement containing the information required to be set forth on certificates by the By- Laws of the Corporation, by these Articles of Incorporation, or otherwise by applicable law or regulation. At least annually thereafter, the Corporation shall, or shall cause its transfer agent to, provide to its shareholders of record a written statement confirming the information contained in the informational statement sent pursuant to the preceding sentence.

SIXTH: The directors of the Corporation shall be divided into three classes, namely, Classes I, II and III, with each class consisting of not less than one nor more than three directors, as determined in accordance with the By-Laws of the Corporation. At the annual shareholders meeting in 2011, the terms of those directors which would have expired at the annual meetings in 2011 and 2012 shall expire and their successors shall be elected to serve one year terms. At the annual shareholders meeting in 2012 and each annual meeting of shareholders thereafter, the terms of all directors previously elected shall expire and their successors shall be elected to serve one year terms. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause.

SEVENTH: These Articles of Incorporation may be amended in the manner prescribed at the time by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

EIGHTH: The Corporation was incorporated on April 10, 1947 under the provisions of the Act of the General Assembly, P.L. 364, May 5, 1933.

NINTH:  Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, then the nominees receiving the highest number of votes up to the number of directors to be elected shall be elected. For purposes of this Article, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee (excluding abstentions).

TENTH: Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereupon were present and voting.

STATEMENT WITH RESPECT TO SHARES OF

PULSE ELECTRONICS CORPORATION

Pursuant to Section 1522 of the Pennsylvania Business Corporation Law

SERIES A PREFERRED STOCK

Pulse Electronics Corporation, a Pennsylvania corporation (the “Corporation”), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Corporation:

WHEREAS, pursuant to the Articles of Incorporation, the Corporation is authorized to issue up to 275,000,000 shares of common stock, par value $0.125 per share (the “Common Stock”) and 1,000 shares of Preferred Stock, without par value (the “Preferred Stock”), the authorized and unissued shares of which may be divided into one or more series, with such voting rights, designations, preferences, limitations, and special rights (including, without limitation, qualifications, privileges, options, conversion rights, restrictions, and other rights) of such series, as may be determined by the Board from time to time;

NOW, THEREFORE, it is hereby

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of the Articles of Incorporation, there hereby is created out of 1,000 shares of Preferred Stock authorized by Article FIFTH(1) of the Articles of Incorporation a series of Preferred Stock consisting of 1,000 shares, which series shall have the following powers, voting, preferences, limitations and special rights and the following qualifications and restrictions:

1.           Designation.  This series of Preferred Stock shall be designated as “Series A  Preferred Stock”.

2.           Authorization. The Corporation shall have the authority to issue 1,000 shares of the Series A Preferred Stock, without par value, of the Corporation (the “Series A Preferred Stock”).

3.           Rank.

(a)         Other than as set forth in Sections 3(b), 4 and 5, the Series A Preferred Stock shall, with respect to any matter, including any dividend, distribution rights or redemption rights, rank equally (on an as converted to Common Stock basis, assuming for such purpose 100% participation by the Other Noteholders in the Exchange Offer (as such terms are defined in the Investment Agreement) if the distribution shall occur prior to the consummation of the Exchange Offer) in preference and priority with all Common Stock.

(b)         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment shall be made to the holders of any other shares of Capital Stock of the Corporation, in an amount per share equal to ten (10) cents.  If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled pursuant to this Section 3(b), the holders of shares of Series A Preferred Stock shall share pro rata in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.  After the payment of all amounts required to be paid to the holders of Series A Preferred Stock pursuant to this Section 3(b), upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, any remaining assets and funds of the Corporation available for distribution shall be distributed among the holders of the then outstanding Common Stock and the holders of the then outstanding Series A Preferred Stock (on an as converted to Common Stock basis, assuming for such purpose 100% participation by the Other Noteholders in the Exchange Offer if the distribution shall occur prior to the consummation of the Exchange Offer), pro rata according to the number of shares of Common Stock held by such holders (or, in the case of the Series A Preferred Stock, on an as converted to Common Stock basis).

4.           Voting. Except as set forth in this Section 4 or as otherwise required by applicable law, the holders of shares of Series A Preferred Stock shall have no voting rights.  Notwithstanding the foregoing, the Corporation shall not take, or agree to take, directly or indirectly, any of the following actions (including by means of merger, consolidation, reorganization, recapitalization, subdivision or split of the Capital Stock of the Corporation or otherwise) without (in addition to any other vote or consent required herein, by the Articles of Incorporation or by applicable law) the prior affirmative vote or written consent of the Majority Holders:

(A)           (x) amend, alter or repeal any provision of this resolution or any other instrument establishing and designating the Series A Preferred Stock, or (y) adopt, amend, alter or repeal the Articles of Incorporation or By-laws, any resolution of the Board or any other instrument establishing and designating common or preferred shares of the Corporation or any other class or series of shares or Capital Stock of the Corporation whether now existing or hereafter created and determining the relative rights, privileges and preferences thereof, if, in the case of clause (y), such action would have an adverse effect on the rights, privileges or preferences of the Series A Preferred Stock;

(B)           increase the authorized number of shares of Common Stock (including indirectly by effecting a reverse stock split or similar action without a proportionate reduction in the number of authorized shares of Common Stock) or issue any shares of Capital Stock of the Corporation, including any Series A Preferred Stock (other than: (i) the issuance of authorized Common Stock; (ii) issuances of Series A Preferred Stock pursuant to the Investment Agreement, (iii) pursuant to any present or future employee, director or consultant benefit or incentive compensation plan, agreement or program of or assumed by the Corporation or any of its Subsidiaries, or (iv) the issuance of shares of Capital Stock of the Corporation in connection with a subdivision or split (excluding a reverse stock split without a proportionate reduction in the number of authorized shares of Common Stock) of the Capital Stock of the Corporation), after the date hereof; or

(C)           authorize, designate or issue or obligate itself to issue, whether by reclassification or otherwise, any Senior Stock or Parity Stock, other than Common Stock.

(b)         Any action as to which a vote of the holders of Series A Preferred Stock is required pursuant to the terms of this resolution may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Series A Preferred Stock having not less than the minimum number of votes of Series A Preferred Stock that would be necessary to authorize or take such action at a meeting at which all shares of Series A Preferred Stock entitled to vote thereon were present and voted and shall be delivered to the Corporation.

5.           Conversion.

(a)         Immediately following such time as either (x) the applicable provisions of the Indenture have been amended, modified or waived in accordance with the terms of the Indenture such that the conversion of the Series A Preferred Stock would not cause a Change in Control, as determined by the Corporation and the holders of the Series A Preferred Stock, or (y) all of the Corporation’s obligations under the Indenture have been satisfied and discharged and cease to be of further effect in accordance with Article 8 of the Indenture (notwithstanding the survival of the sections of the Indenture referred to in the last paragraph of Section 8.01 of the Indenture following the payment for, acquisition or exchange of all of the Convertible Notes) (either such time, the “Mandatory Conversion Time”), the outstanding shares of Series A Preferred Stock shall automatically convert into the number of shares of Common Stock (the “Conversion Shares”) equal to the number of shares of Common Stock to which the Investors are entitled under Sections 1.01 and 1.02 of the Investment Agreement and not actually delivered at the Closing or thereafter pursuant to Section 1.03(c) of the Investment Agreement.  The Conversion Shares shall be allocated amongst the holders of Series A Preferred Stock pro rata in accordance with their respective aggregate holdings of Series A Preferred Stock.   No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing price of the Common Stock on the trading day immediately preceding the date that the conversion of the Series A Preferred Stock occurs, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or its bid ask prices are not published in an automated transaction reporting system, as determined in good faith by the Board.

(b)         All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time.  As soon as practicable following receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his, her or its shares of Series A Preferred Stock in the manner set forth in the Corporation’s written notice of the Mandatory Conversion Time, which shall contain customary instructions for the surrender of such shares.  As soon as practicable after the Mandatory Conversion Time and the surrender of the Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, either (x) in certificated form, or (y) at such holder’s election, in electronic form via book entry transfer (free delivery) to the account(s) maintained by such holder’s broker at the Depository Trust Company as set forth in a written notice by such holder to the Corporation, in either case together with cash as provided in Section 5(a) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock converted.  Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.  All rights with respect to the Series A Preferred Stock converted pursuant to Section 5(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the shares of Series A Preferred Stock at or prior to such time), except only the rights of the holders thereof, upon surrender of their shares of Series A Preferred Stock, to receive the items provided for in this Section 5(b).

(c)          The Corporation shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

6.           Amendments.  The terms, conditions, rights, powers, voting rights, preferences, limitations, special rights, qualifications and restrictions contained in this resolution may be amended, modified, waived, or replaced in its entirety upon the approval of the Board with the consent of the Majority Holders.

7.           Severability.  If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

8.           Remedies.  The remedies provided to a holder of Series A Preferred Stock in this resolution shall be cumulative and in addition to all other remedies available to such holder of Series A Preferred Stock under this resolution at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit such holder’s right to pursue actual damages for any failure by the Corporation to comply with the terms of this resolution.  The Corporation acknowledges that a breach by it of its obligations hereunder would cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach would be inadequate. In the event of any such breach or threatened breach, each holder of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to specific performance and other equitable relief to prevent breaches of this resolution, without the necessity of showing economic loss and without any bond or other security or indemnity being required.

9.           Notices.  All notices or communications in respect of Series A Preferred Stock shall be in writing and shall be deemed delivered (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by facsimile, upon written confirmation of receipt by facsimile.  Notwithstanding the foregoing, if Series A Preferred Stock is issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the beneficial holders of Series A Preferred Stock in any manner permitted by such facility.

10.         Headings.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

11.         Definitions; Gender.

(a)         As used in this resolution, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that, for the purposes of this definition, “control”, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided, further, that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of the Investors, or any of the Investors’ respective Affiliates.

“Articles of Incorporation” shall mean the Articles of Incorporation of the Corporation, as amended from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

 “By-laws” shall mean the by-laws of the Corporation, as amended from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Capital Stock” shall mean (a) any shares, interests, participations or other equivalents (however designated) of capital stock of a corporation; (b) any ownership interests in non-corporate Person (including any company, partnership, association, limited liability company, limited partnership, limited liability partnership, joint venture, business enterprise, trust or other legal entity), including membership interests, partnership interests, joint venture interests and beneficial interests; and (c) any warrants, options, convertible or exchangeable securities, subscriptions, rights (including any preemptive or similar rights), calls or other rights to purchase or acquire any of the foregoing.

“Change in Control” shall have the meaning set forth in the Indenture.

“Closing” shall have the meaning set forth in the Investment Agreement.

“Common Stock” shall have the meaning set forth in the recitals hereof.

“Conversion Shares” shall have the meaning set forth in Section 5(a).

“Convertible Notes” shall mean the Corporation’s 7.0% Convertible Senior Notes due 2014, the form of which is an exhibit to the Indenture.

“Corporation” shall mean Pulse Electronics Corporation, a Pennsylvania corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Exchange Offer” shall have the meaning set forth in the Investment Agreement.

“Indenture” shall mean the Indenture, dated as of December 22, 2009 between the Corporation, as Issuer, and Wells Fargo Bank, National Association, as Trustee, governing the Convertible Notes, as may be amended, modified or supplemented from time to time, the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Investment Agreement” shall mean that certain investment agreement, dated as of November [   ], 2012, among the Investors, the Corporation and Technitrol Delaware, Inc., and solely for purposes of Sections 2.02, 4.05 and 8.09 of the Investment Agreement, Pulse Electronics (Singapore) Pte. Ltd., the full text of which is on file at the principal place of business of the Corporation, located at 12220 World Trade Drive, San Diego, California 92128.

“Investors” shall mean the investors signatory to the Investment Agreement.

“Mandatory Conversion Time” shall have the meaning set forth in Section 5(a).

“Majority Holders” shall mean, at any time, holders of shares of Series A Preferred Stock holding shares of Series A Preferred Stock representing a majority of the shares of Series A Preferred Stock outstanding at such time.

“Parity Stock” shall mean any class or series of Capital Stock of the Corporation,  other than Common Stock, hereafter authorized.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” shall have the meaning set forth in the recitals hereof.

“Securities Act” shall mean the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Senior Stock” shall mean any class or series of Capital Stock of the Corporation hereafter authorized that expressly ranks senior to the Series A Preferred Stock or has preference or priority over the Series A Preferred Stock as to the dividend rights, redemption rights and rights on the distribution of assets on any voluntary or involuntary liquidation, winding up or dissolution of the affairs of the Corporation.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Subsidiary” shall mean, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

(b)         Words expressed in the masculine shall include the feminine and neuter gender and vice versa.

* * * * *

RESOLVED, that [the officers] of the Corporation (the “Designated Officers”) be, and each of them acting singly hereby is, authorized, empowered and directed to cause to be executed and filed with the Pennsylvania Department of State a statement with respect to the Class B Common Stock in accordance with Section 1522(c) of the Pennsylvania Business Corporation Law (the “PBCL”) or as may otherwise be required by the PBCL or other the applicable laws, the Pennsylvania Department of State or the Securities and Exchange Commission, and to do such other acts or things and execute such other documents as any of them may deem necessary or appropriate to cause effectiveness of the foregoing resolution and to comply with and to become effective under the PBCL and the rules and regulations thereunder, and the doing by such officers, or any of them, of any act, or the execution by any of them of such documents in connection with the foregoing matters shall conclusively establish their authority therefor from the Board and the approval and ratification by the Board of the action so taken and the documents so executed.

RESOLVED, that all prior acts, executions and deliveries by or on behalf of the Corporation in furtherance of the foregoing resolutions are hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the Corporation has caused this Statement With Respect to Shares to be signed by _______________, its ___________________, this  __th day of  ______________________, 2012.

PULSE ELECTRONICS CORPORATION

By:
Name:
Title:

[Signature Page to Statement With Respect to Shares]

Exhibit C
[Reserved]

Exhibit D
Voting and Support Agreement

[attached hereto as Exhibit 10.38]

EXECUTION VERSION
Exhibit E
REGISTRATION RIGHTS AGREEMENT

among

Pulse Electronics Corporation

and

OCM PE Holdings, L.P.

Dated: November 19, 2012

7	Registration Procedures		17
	(a)	Obligations of the Company	17
	(b)	Seller Obligations	21
	(c)	Notice to Discontinue	22
	(d)	Registration Expenses	22
	(e)	Hedging Transactions	23

i

8	Indemnification; Contribution		24
	(a)	Indemnification by the Company	24
	(b)	Indemnification by Designated Holders	24
	(c)	Conduct of Indemnification Proceedings	25
	(d)	Contribution	25

9	Exchange Act Reporting and Rule 144		26

10	Miscellaneous		26
	(a)	Recapitalizations, Exchanges, etc.	26
	(b)	No Inconsistent Agreements	27
	(c)	Remedies	27
	(d)	Amendments and Waivers	27
	(e)	Notices	27
	(f)	Successors and Assigns; Additional Investor Holders; Third Party Beneficiaries	28
	(g)	Headings	29
	(h)	Governing Law; Consent to Jurisdiction	29
	(i)	Waiver of Jury Trial	29
	(j)	Severability	29
	(k)	Rules of Construction	29
	(l)	Interpretation	29
	(m)	Entire Agreement	30
	(n)	Further Assurances	30
	(o)	Other Agreements	30
	(p)	Counterparts	30

Schedule 1		Plan of Distribution

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated November 19, 2012 (this “Agreement”), among Pulse Electronics Corporation, a Pennsylvania corporation (the “Company”), and OCM PE Holdings, L.P., a Delaware limited partnership (the “Oaktree Funds”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in Section 1.

R E C I T A L S :

A.            Pursuant to the Investment Agreement, dated as of November 7, 2012 (the “Investment Agreement”), among the Company, certain of its subsidiaries, the Oaktree Funds, Oaktree Opportunities Fund VIIIb Delaware, L.P. (“Oaktree VIIIb”) and Oaktree Value Opportunities Fund Holdings, L.P. ("Oaktree VoF"), the Company has agreed to issue to the Oaktree Funds, Oaktree VIIIb and/or Oaktree VoF, divided amongst such entities in such manner as shall be determined prior to the closing of the transactions contemplated by the Investment Agreement, an aggregate of 36,729,182 shares of the Company’s Common Stock, par value $0.125 per share (the “Company Common Stock”) and, subject to the adoption of the Amendment (as defined in the Investment Agreement) by the Company’s shareholders, an aggregate of 1,000 shares of the Company’s Series A Preferred Stock, par value $0.125 per share (the “Series A Preferred Stock”) convertible in accordance with its terms into Company Common Stock.

B.             In addition, the Oaktree Funds, as of the date hereof, own shares of Common Stock and those certain warrants (the “Existing Warrants”) to purchase shares of Common Stock issued in connection with the Company's March 9, 2012 amendment to the Credit Agreement (as defined in the Investment Agreement).

C.             In order to induce each of the Oaktree Funds to enter into the Investment Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.              Definitions and Interpretation.

(a)            Certain Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Additional Investor Holder” means each other holder of Registrable Securities made party to this Agreement pursuant to Section 10(f).

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (i) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (ii) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange, the last trading price per share of a Registrable Security on such date; or (iii) if there shall have been no last trading price on such date, the average of the reported closing bid and asked prices of the Registrable Securities reported by any member firm of The New York Stock Exchange, Inc. selected by the Company in good faith; or (iv) if none of clauses (i), (ii) or (iii) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Holder for whom such determination is being made, by a nationally recognized investment banking firm mutually selected by the Company and such Designated Holder, the expenses for which shall be borne equally by the Company and such Designated Holder.  If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company Common Stock or any other capital stock of the Company into which such Company Common Stock is reclassified or reconstituted and any other common stock of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Underwriter” has the meaning set forth in Section 4(a).

“Contemporaneous Company Offering” has the meaning set forth in Section 5(b).

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“Demand Registration” has the meaning set forth in Section 3(a).

“Designated Holder” means (i) each of the Oaktree Stockholders and (ii) each Additional Investor Holder .

“Designated Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Designated Holder or used or referred to by such Designated Holder in connection with the offering of Registrable Securities.

“Determination Date” has the meaning set forth in Section 5(f).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Class Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Class Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Class Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction.  For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i)             transactions by a Designated Holder in which a Hedging Counterparty engages in short sales of Registrable Class Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii)            transactions pursuant to which a Designated Holder sells short Registrable Class Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

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(iii)           transactions by a Designated Holder in which the Designated Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv)          a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a Prospectus.

“Holders’ Counsel” has the meaning set forth in Section 7(a)(i).

“Incidental Registration” has the meaning set forth in Section 4(a).

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Initial Public Offering” means the next primary or secondary public offering of any equity securities of the Company or any of its subsidiaries after the date of this Agreement, pursuant to an effective Registration Statement, other than pursuant to a registration statement on form S-4, S-8 or any registration statement filed in connection with an employee or director benefit plan, the issuance of securities in an acquisition or an exchange offer.

“Initiating Holder” has the meaning set forth in Section 3(a).

“Inspectors” has the meaning set forth in Section 7(a)(viii).

“Investment Agreement” has the meaning set forth in Recital A.

 “IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

 “Liability” has the meaning set forth in Section 8(a).

“Lock-up Agreements” has the meaning set forth in Section 6(a).

“Long-Form Registration” has the meaning set forth in Section 3(a).

“Major Stockholder” means any Person party hereto who beneficially owns (at the time) more than 10% of the outstanding Common Stock on a fully-diluted basis (it being understood that for this purpose, prior to the consummation of the Exchange Offer, the assumed conversion of the Series A Preferred Stock shall be on the basis of an assumed 100 percent participation by the Other Noteholders in the Exchange Offer, as each such term is used in the Investment Agreement), other than an Oaktree Stockholder.

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“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding 30 days on which the national securities exchanges are open for trading.

 “Oaktree Director” means a member of the Board of Directors specified as an Oaktree Director in writing to the Company by one or more of the Oaktree Funds.

“Oaktree Stockholders” means (i) each of the Oaktree Funds, (ii) each Affiliate of the Oaktree Funds that holds Registrable Securities, and (iii) each other Designated Holder that is a transferee of one or more of the Oaktree Stockholders and holds not less than 10% of the outstanding Common Stock on a fully-diluted basis (it being understood that for this purpose, prior to the consummation of the Exchange Offer, the assumed conversion of the Series A Preferred Stock shall be on the basis of an assumed 100 percent participation by the Other Noteholders in the Exchange Offer, as each such term is used in the Investment Agreement) and which (in each case of (ii) or (iii)) is designated as an Oaktree Stockholder in writing to the Company by an Oaktree Fund.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” means the Series A Preferred Stock or any other capital stock of the Company into which such Series A Preferred Stock is reclassified or reconstituted (other than Common Stock) and any other preferred stock of the Company.

“Prospectus” means any “prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Records” has the meaning set forth in Section 7(a)(viii).

“Registrable Class Securities” means the Registrable Securities and any other securities of the Company that are of the same class as the relevant Registrable Securities.

“Registrable Securities” means each of the following:  (i) any and all shares of Common Stock and Series A Preferred Stock owned by the Designated Holders or issued or issuable upon exercise of the Existing Warrants and any shares of Common Stock or Preferred Stock issued or issuable upon conversion of any shares of preferred stock (including, without limitation, the Series A Preferred Stock) or exercise of any warrants acquired by any of the Designated Holders after the date hereof; (ii) any other shares of Common Stock or Preferred Stock acquired or owned by any of the Designated Holders prior to the IPO Effectiveness Date, or acquired or owned by any of the Designated Holders after the IPO Effectiveness Date if such Designated Holder is an Affiliate of the Company; and (iii) any shares of Common Stock or Preferred Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or Preferred Stock issuable upon conversion, exercise or exchange thereof.

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“Registration Expenses” has the meaning set forth in Section 7(d).

“Registration Statement” means a registration statement filed pursuant to the Securities Act, including an Automatic Shelf Registration Statement.

“Requested Shelf Registered Securities” has the meaning set forth in Section 5(b).

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 under the Securities Act for a primary offering in reliance on General Instruction I.B.1 to those Forms.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Shelf Initiating Holders” has the meaning set forth in Section 5(a).

“Shelf Registered Securities” means, with respect to a Shelf Registration, any Registrable Securities whose sale is registered pursuant to the Registration Statement filed in connection with such Shelf Registration.

“Shelf Registration” has the meaning set forth in Section 5(a).

“Shelf Requesting Holder” has the meaning set forth in Section 5(b).

“Short-Form Registration” has the meaning set forth in Section 3(a).

 “Transfer” means, with respect to any security, the offer for sale, sale, pledge, transfer or other disposition or encumbrance (or any transaction or device that is designed to or could be expected to result in the transfer or the disposition by any Person at any time in the future) of such security, and shall include the entering into of any swap, hedge or other derivatives transaction or other transaction that transfers to another in whole or in part any rights, economic benefits or risks of ownership, including by way of settlement by delivery of such security or other securities in cash or otherwise; provided that the conversion into Common Stock of any convertible or exchangeable security or the exercise of any warrant to purchase Common stock shall not be deemed to be a Transfer.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities, including a Hedging Transaction in which a Hedging Counterparty participates.

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“Valid Business Reason” has the meaning set forth in Section 3(b).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

(b)           Interpretation.  Unless otherwise noted:

(i)           All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time.

(ii)          All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii)         All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended from time to time.

(iv)         Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

2.             General; Securities Subject to this Agreement.

(a)           Grant of Rights.  The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

(a)           Registrable Securities.  For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) the entire amount of the Registrable Securities owned by the relevant Designated Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Designated Holder, each in their reasonable judgment, without any limitation as to volume pursuant to Rule 144 promulgated under the Securities Act, (iii) such Registrable Securities are proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement or (iv) the Registrable Securities of such Designated Holder (taken together with those of its Affiliates) constitute (or are convertible into or exercisable for) less than 5% of the outstanding Common Stock (prior to any such conversion or exercise, but on an otherwise fully-diluted basis (it being understood that for this purpose, prior to the consummation of the Exchange Offer, the assumed conversion of the Series A Preferred Stock shall be on the basis of an assumed 100 percent participation by the Other Noteholders in the Exchange Offer, as each such term is used in the Investment Agreement)).

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(b)           Holders of Registrable Securities.  A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into, or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected.  If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.  Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

(c)           Initial Public Offering.  The Company shall not conduct any Initial Public Offering without the consent of Oaktree Stockholders holding, in the aggregate, at least a majority of the outstanding Registrable Securities held by the Oaktree Stockholders in the aggregate.

3.             Demand Registration.

(a)           Request for Demand Registration.  (A) At any time prior to the IPO Effectiveness Date, any of the Oaktree Stockholders, and (B) at any time after six months after the IPO Effectiveness Date, any of the Oaktree Stockholders or any of the Major Stockholders, (each, an “Initiating Holder”) may make a written request to the Company to register, and the Company shall register, in accordance with the terms of this Agreement, the sale of the number of Registrable Securities stated in such request under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), at the election of the Initiating Holders, (i) on Form S-1 or any similar long-form registration (a “Long-Form Registration”) or (ii) on Form S-3 or any similar short-form registration (other than a Shelf Registration), if such a short-form is then available to the Company (a “Short-Form Registration” and, together with a Long-Form Registration, a “Demand Registration”), provided, however, that (I) the Company shall not be obligated to effect a Demand Registration if the Initiating Holders propose to sell their Registrable Securities at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities and including any Registrable Securities subject to any applicable over-allotment option) to the public of less than (x) $15,000,000 in the case of a Long-Form Registration or (y) $5,000,000 in the case of a Short-Form Registration, and (II) the Company shall not be obligated to effect more than one Long-Form Registration for all Major Stockholders in the aggregate or more than two Short-Form Registrations for all Major Stockholders in the aggregate.  For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand for a Long-Form Registration shall be counted as one Long-Form Registration, and the Major Stockholders may use an available request for a Long Form Registration to cause the Company to effect a Short-Form Registration instead of a Long-Form Registration.  Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

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(b)           Limitations on Demand Registrations.  If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a “Valid Business Reason”), (i) the Company may postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, and (ii) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one Oaktree Director (to the extent there is an Oaktree Director on the Board of Directors) may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement.  The Company shall give written notice to all Designated Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  If the Company gives notice of its determination to postpone or withdraw a Registration Statement pursuant to this Section 3(b), the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, in the case of a Long-Form Registration, the period referred to in the second sentence of Section 3(d)) by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 3(b) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by and meeting the requirements of Section 7(a)(vi).  Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(b) or Section 5(c) due to a Valid Business Reason more than twice for a period of up to 60 days in any 12-month period.

(c)           Incidental or “Piggy-Back” Rights with Respect to a Demand Registration.  Each of the Designated Holders (other than the Initiating Holders who have requested the relevant Demand Registration under Section 3(a)) may offer such Designated Holder’s Registrable Securities under any such Demand Registration pursuant to this Section 3(c).  The Company shall (i) as promptly as practicable but in no event later than five days after the receipt of a request for a Demand Registration from any Initiating Holders, give written notice thereof to all of the Designated Holders (other than such Initiating Holders), which notice shall specify the number of Registrable Securities subject to the request for Demand Registration, whether such Demand Registration is a Short-Form Registration or Long-Form Registration, the names and notice information of the Initiating Holders and the intended method of disposition of such Registrable Securities and (ii) subject to Section 3(f), include in the Registration Statement filed pursuant to such Demand Registration all of the Registrable Securities requested by such Designated Holders for inclusion in such Registration Statement from whom the Company has received a written request for inclusion therein within 10 days after the receipt by such Designated Holders of such written notice referred to in clause (i) above.  Each such request by such Designated Holders shall specify the number of Registrable Securities proposed to be registered and such Designated Holder shall send a copy of such request to the Initiating Holders.  The failure of any Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder’s rights under this Section 3(c) with respect to such Demand Registration.  Any Designated Holder may waive its rights under this Section 3(c) prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders.  If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder’s Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in the Company’s sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

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(d)           Effective Demand Registration.  The Company shall use its reasonable best efforts to cause any such Demand Registration to become effective as promptly as practicable after it receives a request under Section 3(a), and in each case to remain effective thereafter.  A registration shall not constitute a Long-Form Registration until it has become effective and remains continuously effective for the lesser of (A) the period during which all Registrable Securities registered in the Long-Form Registration are sold and (B) 180 days; provided, however, that a registration shall not constitute a Long-Form Registration if (x) after such Long-Form Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency, court or other Person for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Long-Form Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holders.

(e)           Expenses.  The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

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(f)           Underwriting Procedures.  If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause the offering made pursuant to such Demand Registration to be in the form of a firm commitment underwritten public offering or underwritten block trade (as requested by such Initiating Holders), and the managing underwriter or underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing underwriter or underwriters of the offering in accordance with Section 3(g) (each, an “Approved Underwriter”).  In connection with any Demand Registration under this Section 3 involving an underwritten public offering or underwritten block trade, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3(c) shall be included in such underwritten public offering or underwritten block trade unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriters, and then only in such quantity as will not, in the opinion of the Approved Underwriters, jeopardize the success of such offering by the Initiating Holders.  If the Approved Underwriters advise the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriters believe may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration, first, as to the equity securities offered by the Company for its own account; second, as to the Registrable Securities of Designated Holders who are not Initiating Holders, as a group, if any; and third, as to the Registrable Securities of the Initiating Holders, as a group, pro rata within each group based on the number of Registrable Securities owned by each such party.

(g)           Selection of Underwriters in a Demand Registration.  If an offering of Registrable Securities made pursuant to any Demand Registration is in the form of an underwritten public offering or underwritten block trade, the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders shall select the Approved Underwriters; provided, however, that the Approved Underwriters shall, in any case, also be reasonably acceptable to the Company.

4.             Incidental or “Piggy-Back” Registration.

(a)           Request for Incidental or “Piggy-Back” Registration.  At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company (other than for the account of any Designated Holder pursuant to Section 3 or Section 5), then the Company shall give written notice of such proposed filing to each of the Designated Holders at least 20 days before the anticipated filing date, and such notice shall describe the proposed registration, offering price (or reasonable range thereof) and distribution arrangements, and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an “Incidental Registration”).  In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering or underwritten block trade, the Company shall use its reasonable best efforts (within 20 days after the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters (the “Company Underwriter”) to permit each of the Designated Holders who has requested in writing to participate in the Incidental Registration to include the number of such Designated Holder’s Registrable Securities specified by such Designated Holder in such offering on the same terms and conditions as the securities of the Company or for the account of such other stockholder, as the case may be, included therein.  In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering or underwritten block trade, the Company shall not be required to include any Registrable Securities in such underwritten public offering or underwritten block trade unless the Designated Holders thereof accept the terms of the underwritten public offering or underwritten block trade as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not jeopardize the success of the offering by the Company.  If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall include in such Incidental Registration only the aggregate amount of Registrable Securities that the Company Underwriter believes may be sold without any such material adverse effect and shall include in such registration, first, all of the securities to be offered for the account of the Company; second, the Registrable Securities to be offered for the account of the Designated Holders pursuant to this Section 4, as a group, pro rata based on the number of Registrable Securities owned by each such Designated Holder; and third, any other securities requested to be included in such offering.

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(b)           Expenses.  The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5.             Shelf Registration.

(a)           Request for Shelf Registration.  Upon the Company becoming eligible for use of Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, in the event that the Company shall receive from any Oaktree Stockholder or a Major Stockholder (each, a “Shelf Initiating Holder”), a written request that the Company register, under the Securities Act on Form S-3 in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), the sale of all or a portion of the Registrable Securities owned by such Shelf Initiating Holders, the Company shall give written notice of such request to all of the Designated Holders (other than the Shelf Initiating Holders) as promptly as practicable but in no event later than 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request in writing to the Company, given within 10 days after their receipt from the Company of the written notice of such Shelf Registration.  The “Plan of Distribution” section of such Form S-3 shall permit all lawful means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, Hedging Transactions and sales not involving a public offering.  With respect to each Shelf Registration, the Company shall (i) as promptly as practicable after the written request of the Shelf Initiating Holders, file a Registration Statement and (ii) use its reasonable best efforts to cause such Registration Statement to be declared effective as promptly as practicable and remain effective until there are no longer any Shelf Registered Securities.  The obligations set forth in this Section 5(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 5(f) and has otherwise complied with its obligations pursuant to this Agreement.

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(b)           Shelf Underwriting Procedures.  Upon written request by a Designated Holder of Shelf Registered Securities (the “Shelf Requesting Holder”), which request shall specify the amount of such Shelf Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall use its reasonable best efforts to cause the sale of such Requested Shelf Registered Securities to be in the form of a firm commitment underwritten public offering or underwritten block trade (unless otherwise consented to by the Shelf Requesting Holder) if the anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date of such written request and including any Registrable Securities subject to any applicable over-allotment option) to the public equals or exceeds $5,000,000 (including causing to be produced and filed any necessary Prospectuses or Prospectus supplements with respect to such offering).  The managing underwriter or underwriters selected for such offering shall be selected by the Shelf Requesting Holder and shall be reasonably acceptable to the Company, and each such underwriter shall be deemed to be an Approved Underwriter with respect to such offering.  Notwithstanding the foregoing, in connection with any offering of Requested Shelf Registered Securities involving an underwritten public offering or underwritten block trade that occurs or is scheduled to occur within 30 days of a proposed registered underwritten public offering of equity securities for the Company’s own account (a “Contemporaneous Company Offering”), the Company shall not be required to cause such offering of Requested Shelf Registered Securities to take the form of an underwritten public offering or underwritten block trade but shall instead offer the Shelf Requesting Holder the ability to include its Requested Shelf Registered Securities in the Contemporaneous Company Offering pursuant to Section 4.

(c)           Limitations on Shelf Registrations.  If the Board of Directors has a Valid Business Reason, (i) the Company may postpone filing a Registration Statement relating to a Shelf Registration until such Valid Business Reason no longer exists and (ii) in case a Registration Statement has been filed relating to a Shelf Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, such majority to include at least one Oaktree Director (to the extent there is an Oaktree Director on the Board of Directors), may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement or may suspend other required registration actions under this Agreement.  The Company shall give written notice to all Designated Holders of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing due to a Valid Business Reason under this Section 5(c) or Section 3(b) more than twice for a period of up to 60 days in any 12-month period.

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(d)           Expenses.  The Company shall bear all Registration Expenses in connection with any Shelf Registration pursuant to this Section 5, whether or not such Shelf Registration becomes effective.

(e)           Additional Selling Stockholders.  After the Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Designated Holders (which written request shall specify the amount of such Designated Holders’ Registrable Securities to be registered), the Company shall, as promptly as practicable after receiving such request, (i) if it is a Seasoned Issuer or Well-Known Seasoned Issuer, or if such Registration Statement is an Automatic Shelf Registration Statement, file a Prospectus supplement to include such Designated Holders as selling stockholders in such Registration Statement or (ii) if it is not a Seasoned Issuer or Well-Known Seasoned Issuer, and the Registrable Securities requested to be registered represent more than 5% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement to include such Designated Holders in such Shelf Registration and use reasonable best efforts to have such post-effective amendment declared effective.

(f)           Automatic Shelf Registration.  Upon the Company becoming a Well-Known Seasoned Issuer, (i) the Company shall give written notice to all of the Designated Holders as promptly as practicable but in no event later than five Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) the Company shall, as promptly as practicable, register, under an Automatic Shelf Registration Statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement.  The Company shall use its reasonable best efforts to file such Automatic Shelf Registration Statement as promptly as practicable, but in no event later than 10 Business Days after it becomes a Well-Known Seasoned Issuer, and to cause such Automatic Shelf Registration Statement to remain effective thereafter until there are no longer any Registrable Securities.  The Company shall give written notice of filing such Registration Statement to all of the Designated Holders as promptly as practicable thereafter.  At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Designated Holders as promptly as practicable but in no event later than 10 Business Days prior to such Determination Date and (B) if the Company is eligible to file a Registration Statement on Form S-3 with respect to a secondary public offering of its equity securities, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 5(a), treating all selling stockholders identified as such in the Automatic Shelf Registration Statement (and amendments or supplements thereto) as Shelf Requesting Holders and use all commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date.  Any registration pursuant to this Section 5(f) shall be deemed a Shelf Registration for purposes of this Agreement.

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(g)           Not a Demand Registration.  No Shelf Registration pursuant to this Section 5 shall be deemed a Demand Registration pursuant to Section 3.

6.             Lock-up Agreements.

(a)           Designated Holder Lock-up Agreements.  To the extent (i) requested (A) by the Company, the Initiating Holders or the Shelf Requesting Holders, as the case may be, in the case of a non-underwritten public offering or (B) by the Approved Underwriters or the Company Underwriter, as the case may be, in the case of an underwritten public offering or underwritten block trade, (ii) the Company and all of the Company’s officers and directors execute agreements identical to or more restrictive than those referred to in this Section 6(a) and (iii) the Company has used reasonable best efforts to cause the holders in excess of 2.5% of its outstanding shares of Common Stock on a fully-diluted basis (it being understood that for this purpose, prior to the consummation of the Exchange Offer, the assumed conversion of the Series A Preferred Stock shall be on the basis of an assumed 100 percent participation by the Other Noteholders in the Exchange Offer, as each such term is used in the Investment Agreement) to execute agreements identical to or more restrictive than those referred to in this Section 6(a), each Designated Holder agrees (x) not to effect any Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities and (y) not to make any request for the registration of the Transfer of any Registrable Class Securities or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities, in each case, during the period beginning on the filing date of the Registration Statement for such public offering and ending on the date that is 90 days (180 days, in the case of the Initial Public Offering of the Company) after the date of the final Prospectus relating to such public offering (or such shorter period, if any, mutually agreed upon by such Designated Holder and the requesting party), except as part of such public offering.  Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), each Designated Holder shall enter into customary lock-up agreements (“Lock-up Agreements”) on terms consistent with the preceding sentence.  No Designated Holder subject to this Section 6(a) shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section 6(a) unless all other Designated Holders subject to the same obligation are also released.

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(b)           Company Lock-up Agreements.

(i)           With respect to any Demand Registration, the Company shall not (except as part of such Demand Registration) effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for Registrable Class Securities (except pursuant to a Registration Statement on Form S-8), during the period beginning on the filing date of any Registration Statement in which the Designated Holders are participating and ending on the date that is 90 days (180 days, in the case of the Initial Public Offering of the Company) after the date of the final Prospectus relating to such offering (which period may be lengthened as deemed reasonably necessary by the Approved Underwriters with respect to such offering or as may be required by applicable law, rule or regulation).  Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Lock-up Agreements on terms consistent with the preceding sentence.

(ii)          With respect to any Shelf Registration and offering of Requested Shelf Registered Securities that takes the form of an underwritten public offering or underwritten block trade, the Company shall not (except as part of such offering) effect any Transfer of Registrable Class Securities, or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities (except pursuant to a Registration Statement on Form S-8), during the period beginning on the date the Shelf Requesting Holder delivers its request pursuant to the first sentence of Section 5(b) and ending on the date that is 90 days (180 days, in the case of the Initial Public Offering of the Company) after the date of the final Prospectus relating to such offering.  Upon request by the Approved Underwriters or the Company Underwriter (as the case may be), the Company shall, from time to time, enter into Lock-up Agreements on terms consistent with the preceding sentence.

(c)           Additional Lock-up Agreements.  With respect to each relevant offering, the Company shall use its reasonable best efforts to cause all of its officers, directors and holders of more than 2.5% of the Registrable Class Securities (or any securities convertible into or exchangeable or exercisable for such Registrable Class Securities) to execute lock-up agreements that contain restrictions that are no less restrictive than the restrictions contained in the Lock-up Agreements executed by the Company.

(d)           Third Party Beneficiaries in Lock-up Agreements.  Any Lock-up Agreements executed by the Designated Holders pursuant to this Section 6 shall contain provisions naming the Company as an intended third-party beneficiary thereof and requiring the prior written consent of the Company for any amendments thereto or waivers thereof.  Any Lock-up Agreements executed by the Company, its officers, its directors or other stockholders pursuant to this Section 6 shall contain provisions naming the selling stockholders in the relevant offering that are Designated Holders as intended third-party beneficiaries thereof and requiring the prior written consent of such selling stockholders holding a majority of the Registrable Securities of such selling stockholders for any amendments thereto or waivers thereof.

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7.             Registration Procedures.

(a)           Obligations of the Company.  Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as practicable, and in connection with any such request or requirement, the Company shall:

(i)           as expeditiously as possible, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (A) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration (“Holders’ Counsel”) and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (B) the Company shall notify the Holders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all actions required to prevent the entry of such stop order or to remove it if entered;

(ii)          as expeditiously as possible, prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (A) 180 days and (B) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; provided, that in the case of a Shelf Registration, the Company shall keep such Registration Statement effective until all Registrable Securities covered by such Registration Statement shall have been sold, and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii)         as expeditiously as possible, furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed pursuant to Rule 424 promulgated under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

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(iv)        as expeditiously as possible, register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7(a)(iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

(v)         as expeditiously as possible, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, the Disclosure Package, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus, the Disclosure Package or Free Writing Prospectus or for additional information; (C) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; (E) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus, Free Writing Prospectus, Disclosure Package or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus, Free Writing Prospectus or Disclosure Package in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus, Disclosure Package or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (F) of the determination by counsel of the Company that a post-effective amendment to a Registration Statement is advisable;

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(vi)        as expeditiously as possible, upon the occurrence of any event contemplated by Section 7(a)(v)(E) or, subject to Sections 3(b) and 5(c), the existence of a Valid Business Reason, as promptly as practicable, prepare a supplement or amendment to such Registration Statement, related Prospectus, Disclosure Package or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such Registration Statement, Prospectus, Disclosure Package or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus, Disclosure Package or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)       enter into and perform customary agreements (including underwriting, block trade, derivative transaction agreements or confirmations and indemnification and contribution agreements in customary form with the Approved Underwriter or the Company Underwriter, as applicable) and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities and shall provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter, if applicable, and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(viii)      make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.  Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public.  Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

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(ix)         if such sale is pursuant to an underwritten public offering or underwritten block trade, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as Holders’ Counsel or the managing underwriter reasonably requests;

(x)          furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

(xi)         with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials, where reasonably practicable, without the prior written consent of the Designated Holders of the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the review of counsel to such Designated Holders;

(xii)        as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

(xiii)       as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

(xiv)       comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

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(xv)       cause all such Registrable Securities to be listed on each securities exchange on which Registrable Class Securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

(xvi)      as expeditiously as practicable, keep Holders’ Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or Section 5 and provide Holders’ Counsel with all correspondence with the Commission in connection with any such Registration Statement;

(xvii)     cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(xviii)     if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as selling Designated Holders reasonably request in order to facilitate the offering process; and

(xix)       take all other steps reasonably necessary to effect the registration and disposition of the Registrable Securities contemplated hereby (in each case, to the extent within its control).

(b)           Seller Obligations.  In connection with any offering under any Registration Statement under this Agreement, each Designated Holder:

(i)           shall promptly furnish to the Company in writing such information with respect to such Designated Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law for use in connection with any related Registration Statement, Disclosure Package or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not contain a material misstatement of fact or necessary to cause such Registration Statement, Disclosure Package or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading;

(ii)         shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and

(iii)        shall not use any Free Writing Prospectus without the prior written consent of the Company.

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(c)           Notice to Discontinue.  Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v)(E), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 7(a)(vi) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Holder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v)(E) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(vi).

(d)           Registration Expenses.  The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including (i) Commission, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and expenses of Holders’ Counsel, any necessary counsel with respect to state securities law matters, counsel to the Company and of its independent public accountants, and any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Initiating Holders, the Shelf Initiating Holders or the Shelf Requesting Holders, as the case may be, and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or Shelf Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective.  All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.”  The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Designated Holders’ Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

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(e)           Hedging Transactions.

(i)           The Company agrees that, in connection with any proposed Hedging Transaction, if, in the reasonable judgment of Holders’ Counsel, it is necessary or advisable to register under the Securities Act such Hedging Transaction or sales or transfers (whether short or long) of Registrable Class Securities in connection therewith, then the Company shall use its reasonable best efforts to take such actions (which may include, among other things, the filing of a post-effective amendment to a Registration Statement to include additional or changed information that is material or is otherwise required to be disclosed, including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, or any change to the plan of distribution) as may reasonably be required to register such Hedging Transaction or sales or transfers of Registrable Class Securities in connection therewith under the Securities Act in a manner consistent with the rights and obligations of the Company hereunder with respect to the registration of Registrable Securities.  Any information provided by the Designated Holders regarding the Hedging Transaction that is included in a Registration Statement, Prospectus or Free Writing Prospectus pursuant to this Section 7(e) shall be deemed to be information provided by the Designated Holders selling Registrable Securities pursuant to such Registration Statement for purposes of Section 7(b).

(ii)          All Registration Statements in which Designated Holders may include Registrable Securities under this Agreement shall be subject to the provisions of this Section 7(e), and the registration of Registrable Class Securities thereunder pursuant to this Section 7(e) shall be subject to the provisions of this Agreement applicable to any such Registration Statements; provided, however, that the selection of any Hedging Counterparty shall not be subject to Section 3(g), but the Hedging Counterparty shall be selected by the Designated Holders of a majority of the Registrable Class Securities subject to the Hedging Transaction that are proposed to be included in such Registration Statement.

(iii)         If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling stockholder, then it shall be required to provide customary indemnities to the Company regarding the plan of distribution and like matters.

(iv)        The Company further agrees to include, under the caption “Plan of Distribution” (or the equivalent caption), in each Registration Statement, and any related Prospectus (to the extent such inclusion is permitted under applicable Commission regulations and is consistent with comments received from the Commission during any Commission review of the Registration Statement), language substantially in the form of Schedule 1 hereto and to include in each Prospectus supplement filed in connection with any proposed Hedging Transaction language mutually agreed upon by the Company, the relevant Designated Holders and the Hedging Counterparty describing such Hedging Transaction.

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8.             Indemnification; Contribution.

(a)           Indemnification by the Company.  The Company shall indemnify and hold harmless each Designated Holder, its stockholders, partners, members, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Disclosure Package, Registration Statement, Prospectus or preliminary prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Designated Holder (including the information provided pursuant to Section 7(b)(i)) expressly for use therein.

(b)           Indemnification by Designated Holders.   In connection with any offering in which a Designated Holder is participating pursuant to Section 3, 4 or 5, such Designated Holder shall indemnify and hold harmless the Company, each other Designated Holder, their respective directors, officers, other Affiliates and each Person who controls the Company, such other Designated Holders (within the meaning of Section 15 of the Securities Act) from and against any and all Liabilities arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Designated Holder Free Writing Prospectus or in any amendment or supplement thereto, and (ii) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Designated Holder Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent such Liabilities arise out of or are based upon written information furnished by such Designated Holder or on such Designated Holder’s behalf expressly for inclusion in the Disclosure Package, the Registration Statement, the Prospectus, any free writing prospectus or any amendment or supplement thereto relating to the Registrable Securities (including the information provided pursuant to Section 7(b)(i) and any free writing prospectus); provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Designated Holder and the total amount to be indemnified by such Designated Holder pursuant to this Section 8(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering to which the Registration Statement, Prospectus, Disclosure Package or Designated Holder Free Writing Prospectus relates.

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(c)           Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder (the “Indemnified Party”) shall give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party forfeits substantive rights or defenses by reason of such failure).  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party.  In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the written consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d)           Contribution.  If the indemnification provided for in this Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Holder in the offering.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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9.             Exchange Act Reporting and Rule 144.  The Company covenants that from and after the IPO Effectiveness Date it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder may reasonably request (including providing any information necessary to comply with Rule 144 promulgated under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission.  The Company shall, upon the request of any Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

10.           Miscellaneous.

(a)           Recapitalizations, Exchanges, etc.

  The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Company Common Stock and Series A Preferred Stock, (ii) any and all shares of Common Stock of the Company into which the shares of Company Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company, (iii) any and all shares of Preferred Stock of the Company into which the shares of Series A Preferred Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iv) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock (or Preferred Stock, as the case may be) and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement or enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

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(b)           No Inconsistent Agreements.  The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein.  The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

(c)           Remedies.  The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement, without need for a bond.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate or that there is need for a bond.

(d)           Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company, (ii) Designated Holders holding Registrable Securities representing (after giving effect to any adjustments) at least a majority of the aggregate number of Registrable Securities owned by all of the Designated Holders; provided, however, that such majority shall include the Oaktree Stockholders.  Any such written consent shall be binding upon the Company and all of the Designated Holders.

(e)           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i)           if to the Company:

Pulse Electronics Corporation
12220 World Trade Drive
San Diego, CA 92128
Facsimile: (858) 674-8262
Attention:  Chief Financial Officer

with a copy (which shall not constitute notice) to:

SNR Denton US LLP
1221 Avenue of the Americas
New York, New York 10020
Facsimile:  212-768-6800
Attention:  Victor Boyajian

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(ii)	if to the Oaktree Funds:

OCM PE Holdings, L.P.
333 South Grand Avenue, 28th Floor
Los Angeles, CA  90071

Attention: Kenneth Liang
Facsimile: (213) 830-8522

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Telecopy:  212-492-0303
Attention:  Kenneth M. Schneider

(iii)	if to any other Designated Holder, at its address as it appears on the signature pages hereto or the signature pages to any joinder document executed pursuant to Section 10(f), as the case may be.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if faxed or electronically transmitted.  Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f)           Successors and Assigns; Additional Investor Holders; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided.   The registration rights granted under this Agreement of each Designated Holder shall be transferrable without the consent of the Company, so long as the transferee of such registration rights also receives Registrable Securities in connection with such transfer.  At the time of the transfer of any Registrable Security as contemplated by this Section 10(f), such transferee shall execute and deliver to the Company an instrument, in form and substance reasonably satisfactory to the Company, to evidence its agreement to be bound by, and to comply with, this Agreement as an Additional Investor Holder or an Oaktree Stockholder, as the case may be.  All of the obligations of the Company hereunder shall survive any such transfer.  Except as provided in Section 8, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

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(g)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)           GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the New York County, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(i)           WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE, WHETHER IN WHOLE OR IN PART, UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j)           Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

(k)           Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(l)           Interpretation.  The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

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(m)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein.  There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(n)           Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(o)           Other Agreements.  Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement, including the Investment Agreement.

(p)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

PULSE ELECTRONICS CORPORATION

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

OCM PE HOLDINGS, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:
Name:
Title: Authorized Signatory

By:
Name:
Title: Authorized Signatory

[Signature Page to Registration Rights Agreement]

Schedule 1

Plan of Distribution

A selling stockholder may also enter into hedging and/or monetization transactions.  For example, a selling stockholder may:

(a)
enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of the [relevant equity security] under this prospectus, in which case the other party may use shares of [relevant equity security] received from the selling stockholder to close out any short positions;

(b)	itself sell short [relevant equity security] under this prospectus and use shares of [relevant equity security] held by it to close out any short position;

(c)
enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, [relevant equity security] to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer that [relevant equity security] under this prospectus; or

(d)
loan or pledge [relevant equity security] to a broker-dealer or affiliate of a broker-dealer or other third party who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged shares, under this prospectus.